Exhibit 99.28(h)(6)

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 14, 2024

among

EACH CORPORATION AND EACH TRUST
LISTED ON SCHEDULE 1 HERETO

and

UMB Bank, n.a.

Liberty Street Family of Funds

TABLE OF CONTENTS

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EXHIBITS:

Exhibit A-1	Form of Note for the Committed Facility Commitment
Exhibit A-2	Form of Note for the Uncommitted Facility Commitment
Exhibit B	[Reserved]
Exhibit C	Form of Written Borrowing Request
Exhibit D	Form of Closing Certificate
Exhibit E	Form of Federal Reserve Form FR U-1; Attachment A
Exhibit F	Form of Compliance Certificate
Exhibit G	Form of Security Agreement
Exhibit H	Form of Joinder Agreement
Exhibit I	Form of Removal Notice

SCHEDULES:

Schedule 1	List of Companies, Funds, Custodians and Pro-rata Shares

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AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December ___, 2024 (this “Credit Agreement”), among each corporation and trust listed on Schedule 1 hereto, in its applicable capacity as either a Company Borrower (as hereinafter defined) or a Series Borrower (as hereinafter defined), as the case may be, and UMB Bank, n.a., a national banking association (the “Bank”).

The parties hereto desire to amend and restate that certain Credit Agreement dated December 27, 2018, by and among Investment Managers Series Trust, a Delaware statutory trust, acting on behalf of and for the account of Robinson Tax Advantaged Income Fund, Robinson Opportunistic Income Fund and Bramshill Multi-Strategy Income Fund (f/k/a Braddock Multi-Strategy Income Fund) and Bank, as modified by Amendment No. 1 to Credit Agreement dated December 20, 2019, Amendment No. 2 to Credit Agreement dated December 18, 2020, Amendment No. 3 to Credit Agreement dated December 17, 2021, Amendment No. 4 to Credit Agreement dated December 16, 2022, and Amendment No. 5 to Credit Agreement dated December 15, 2023 (as further amended to date, collectively the “Prior Agreement”) upon the terms herein.

The parties hereto agree as follows:

ARTICLE 1.	DEFINITIONS

Section 1.1	Defined Terms

As used in this Credit Agreement, the following terms have the meanings specified below:

“Adjusted Asset Coverage” means, with respect to each Borrower as of any date, the ratio on such date of (a) the Adjusted Total Net Assets of such Borrower to (b) the greater of (i) the Adjusted Senior Debt of such Borrower, and (ii) one Dollar ($1).

“Adjusted Senior Debt” means, with respect to each Borrower as of any date, the sum (without duplication) of each of the following: (a) all Senior Debt of such Borrower, plus (b) all Financial Contract Liabilities of such Borrower (excluding Ordinary Liabilities), plus (c) all Secured Liabilities of such Borrower, plus (d) all Segregated Liabilities of such Borrower.

“Adjusted Total Net Assets” means, with respect to each Borrower as of any date, (a) the Total Net Assets of such Borrower, minus (b) the sum (without duplication) of the following with respect to such Borrower: (i) the value of all Excluded Assets (but not less than zero), plus (ii) the excess, if any, of (1) the value of all assets (other than Excluded Assets) that are subject to any Lien (other than an Ordinary Course Lien with respect to such Borrower), that are segregated, or that are on deposit to satisfy margin requirements, minus (2) the sum of all Secured Liabilities (excluding, to the extent included therein, liabilities under the Loan Documents) and all Segregated Liabilities.

“Affected Person” means, with respect to any Borrower, the Related Company thereof, the Related Fund thereof, any subsidiary of such Related Company, or any officer, director, trustee, employee or Affiliate of such Related Company.

“Affiliate” of a Person means (a) any other Person directly or indirectly owning, controlling, or holding with power to vote, greater than 50% of the outstanding voting securities of such Person, (b) any other Person greater than 50% of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such Person, or (c) any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For purposes of this defined term, “control” means the power to exercise a controlling influence over the management or policies of a company, and “controlling” and “controlled” shall have correlative meanings.

“Agreement Commitment Termination Date” means, with respect to each Borrower, the first date upon which the Borrower Commitment Termination Date with respect to such Borrower shall have occurred.

“Anti-Corruption Law” means, with respect to any Affected Person, the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to such Affected Person.

“Anti-Terrorism Law” means, with respect to any Person, any applicable law, rule or regulation related to financing terrorism including (a) the Patriot Act, (b) the Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330) (also known as the “Bank Secrecy Act”), (c) the Trading With the Enemy Act (50 U.S.C. § 1 et seq.), (d) the International Economic Emergency Powers Act (15 U.S.C. § 1701 et seq.) and (e) Executive Order 13224 (effective September 24, 2001).

“Applicable Accounting Principles” means, with respect to each Borrower at any time, those accounting principles required by the ICA and prescribed by the SEC for such Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Rate” means, with respect to each Loan, Term SOFR, plus 2.75%, subject to an overall minimum interest rate floor of 6.00%.

“Approved Amount” means in connection with any borrowing or prepayment of a Loan, $250,000 or an integral multiple of $100,000 in excess thereof.

“Bank” has the meaning set forth in the preamble hereto and shall include any permitted successors and assigns.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to ERISA and which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of an ERISA Group.

“Board” means, with respect to each Borrower at any time, such Borrower’s board of directors, board of trustees, or similar managing body, as applicable.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means a Company Borrower or a Series Borrower.

“Borrower Commitment Termination Date” means, with respect to each Borrower, the earlier to occur of (a) the Scheduled Commitment Termination Date or (b) such earlier date on which the Bank’s obligations to make Loans to such Borrower under the Committed Facility Commitment shall have otherwise terminated or been terminated in accordance herewith.

“Borrowing Request” means a request in accordance with Section 2.2 for a Loan in the form of Exhibit C.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Kansas City, Missouri are authorized or required by law to remain closed.

“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committed Facility Commitment” means, as of any day, the commitment of the Bank hereunder to make Loans to the Borrowers in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding, as such commitment may be reduced from time to time pursuant to Section 2.3.

“Committed Facility Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans under the Committed Facility Commitment.

“Commitments” means, together, the Committed Facility Commitment and the Uncommitted Facility Commitment.

“Commitment Fee Rate” means a rate equal to 0.2%.

“Company” means each corporation and each trust listed as a “Company” on Schedule 1 hereto.

“Company Borrower” means a Company acting for itself and not for a Series.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Custodian” means, with respect to each Borrower, the custodian set forth adjacent to the name of the Fund comprising such Borrower on Schedule 1.

“Custody Agreement” means, with respect to each Borrower, the agreement by and between such Borrower and its Custodian with respect to the custody of such Borrower’s assets, as the same may be amended, modified, restated and/or supplemented from time to time.

“Default” means, with respect to each Borrower, any event or condition that constitutes an Event of Default with respect to such Borrower or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default with respect to such Borrower.

“Dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” has the meaning set forth in Section 5.1.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Group” means, with respect to any Person, such Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Person, are treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Assets” means, with respect to each Borrower at any time, (a) all commercial tort claims, cooperative interests, goods, letter-of-credit rights and letters of credit, (b) all property other than Investments, (c) all deferred organizational and offering expenses, (d) all Investments that are in default (except to the extent that such Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles) or determined to be worthless pursuant to any applicable policy of such Borrower, and all property of such Borrower in which the Bank does not have a security interest that has been perfected in accordance with the terms of, and that has the requisite priority required by, the Security Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Bank or required to be withheld or deducted from a payment to the Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Bank being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Bank with respect to an applicable interest in a Loan or Commitments pursuant to a law in effect on the date on which (i) the Bank acquires such interest in the Loan or Commitments or (ii) the Bank changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to the Bank’s assignor immediately before the Bank became a party hereto or to the Bank immediately before it changed its lending office, (c) Taxes attributable to the Bank’s failure to comply with Section 3.4 and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the higher of (i) 0.0% and (ii) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank.

“Federal Reserve Form” means a Form FR U-1 duly completed by the Bank and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Bank, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

“Financial Contract Liabilities” means, as of any date and with respect to each Financial Contract to which a Borrower is a party, the liability of such Borrower in respect of such Financial Contract determined on a mark-to-market basis, provided that if for purposes of financial reporting such liability or other obligation is required to be reported by the Borrower on a notional basis, then such liability will be the notional amount of such Financial Contract.

“Financial Contracts” means (a) any rate, basis, commodity, currency, debt, equity or other swap, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt, equity or other futures or forward agreement, (d) any rate, basis, commodity, currency, debt, equity or other option, (e) any derivative, (f) any financial instrument whose value is derived from the value of something else, (g) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point or points in time, (h) any “swap agreement” within the meaning of Section 101(53B) of the Bankruptcy Code of the United States, (i) any foreign currency contract, repurchase agreement, reverse repurchase agreement, dollar roll, credit-linked note, indexed security, collateralized debt obligation, firm or standby commitment agreement, securities lending agreement, or when-issued contract, and (j) any other similar arrangement.

“Foreign Lender” means, in the event the Bank is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, the Bank.

“Fund” means a Series listed on Schedule 1 under the heading “Related Fund.”

“Fundamental Policies” means, with respect to each Borrower, the policies and objectives for, and limits and restrictions on, investing by such Borrower set forth in its Offering Document as in effect on the Effective Date and which may be changed only by a vote of a majority of such Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“ICA” means the Investment Company Act of 1940, as amended.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (i) all Financial Contract Liabilities of such Person, (j) all obligations of such Person in respect of Senior Securities Representing Indebtedness, and (k) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the applicable Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.3(b).

“Indirect Fund” means an investment company that makes or maintains investments in reliance upon Sections 12(d)(1)(E), (F), (G) or (J) of the ICA.

“Investment” means, with respect to any Person, any cash and, without duplication, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Financial Contracts) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Financial Contract, or (c) any other medium for investment.

“Investment Adviser” means, with respect to each Borrower, the investment adviser or investment manager therefor.

“Joinder Agreement” means a joinder agreement in the form of Exhibit H, or in such other form as may be acceptable to the Bank in its sole and absolute discretion.

“Lien” means, with respect to (a) any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, or any preference, priority or other security or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale, capital lease or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) with respect to such asset, and (b) any securities, any purchase option, call or similar right of a third party.

“Loan” means a loan made to a Borrower by the Bank pursuant to Section 2.2.

“Loan Documents” means this Credit Agreement, the Security Documents, the Notes, each Joinder Agreement and each effective Removal Notice, and all other agreements, certificates and other documents executed and delivered pursuant to this Credit Agreement, evidencing or securing the obligations of one or more of the Borrowers hereunder or thereunder, together with all amendments, restatements, supplements or other modifications thereto.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means, with respect to each Borrower, a material adverse effect on (a) the property, assets, income or financial condition of such Borrower, (b) the ability of such Borrower to perform any of its monetary or other material obligations under any Loan Document, or (c) the rights of, or benefits available to, the Bank with respect to such Borrower under any Loan Document.

“Material Indebtedness” means, with respect to each Borrower at any time, Indebtedness (other than Indebtedness under the Loan Documents) of such Borrower in an aggregate principal amount exceeding the Threshold Amount.

“Maturity Date” means, with respect to each Loan, the earlier to occur of (a) the Agreement Commitment Termination Date or the applicable Scheduled Commitment Termination Date, and (b) the date on which the outstanding principal balance of all of the Loans to such Borrower shall become due and payable in accordance herewith.

“Measurement Date” means, with respect to each Borrower at any time, (a) except as otherwise provided in clause (b) below, the date of the most recent audited financial statements of such Borrower which were delivered to the Bank prior to the date of this Credit Agreement, or (b) in the event that the Scheduled Commitment Termination Date shall have been extended pursuant to Section 2.3(d), the date of the most recent annual audited financial statements of such Borrower which were delivered to the Bank as of the date the Scheduled Commitment Termination Date was most recently so extended.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is subject to ERISA and to which any member of an ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of such ERISA Group during such five year period.

“Net Asset Value” means, with respect to each Borrower at any time of determination, an amount equal to the Adjusted Total Net Assets of such Borrower minus the Adjusted Senior Debt of such Borrower.

“Non-Margin Assets” means, with respect to each Borrower at any time, the assets of such Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” within the meaning of Regulation U.

“Non-Recourse Person” has the meaning assigned to such term in Section 1.4(b).

“Notes” means the promissory notes, substantially in the form of Exhibit A-1 and A-2, made by the Borrowers and payable to the order of the Bank, including all restatements and replacements thereof and substitutions therefor.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Offering Document” means, with respect to each Borrower, the prospectus and statement of additional information of such Borrower as amended from time to time through and including the Effective Date.

“Ordinary Course Lien” means, with respect to any Borrower at any time, any Lien on the assets or other property of such Borrower referred to in Section 7.2(a) through (e).

“Ordinary Liabilities” means, with respect to each Borrower as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of such Borrower not represented by Senior Securities.

“Organization Documents” means, (a) with respect to any corporation, its certificate of incorporation or charter, and by-laws, (b) with respect to any partnership, its partnership agreement, (c) with respect to any limited liability company, its certificate of formation and limited liability company agreement, (d) with respect to any business trust or statutory trust, its certificate of trust, if any, and declaration of trust, and (e) with respect to any other Person, the counterpart documents thereof.

“Other Connection Taxes” means, with respect to the Bank, Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Taxes (other than connections arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Documents from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Documents, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Permitted Investments” means, with respect to each Borrower at any time, all Investments of such Borrower, in each case (a) to the extent such Borrower has the power and authority under its Organization Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by such Borrower is in conformity with its Offering Document.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of an ERISA Group for employees of any member of an ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of an ERISA Group for employees of any Person which was at such time a member of an ERISA Group.

“Pro-rata Share” means, with respect to each Borrower at any time, the percentage set forth next to the name of such Borrower on Schedule 1 as in effect on such date.

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Company” means (a) with respect to any Fund, the Company in respect of which such Fund is a Series, (b) with respect to any Series Borrower, the Company that is acting on behalf of and for the account of the Related Fund thereof that comprises such Series Borrower, and (c) with respect to any Company Borrower, the Company that comprises such Company Borrower.

“Related Fund” means, with respect to any Company, each Fund that is a Series of such Company and set forth adjacent to the name of such Company on Schedule 1 hereto.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Removal Notice” means a removal notice in the form of Exhibit I, or in such other form as may be acceptable to the Bank in its sole and absolute discretion.

“Restricted Payment” means, with respect to each Borrower, (a) any dividend or other distribution by such Borrower (whether in cash, securities or other property) with respect to any shares, units or other equity interests issued by such Borrower, and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, by such Borrower on account of the purchase, redemption, retirement, acquisition, cancellation, defeasance or termination of any such shares, units or other equity interests; provided, however, that any dividend, distribution or other payment payable solely in shares of common stock of such Borrower shall not constitute a “Restricted Payment”.

“Sanctioned Jurisdiction” means, at any time, a country, region or territory which is the subject or target of country-based or region-based (not individual- or entity-based) Sanctions.

“Sanctioned Person” means, at any time, any Person that is the subject or target of any Sanction.

“Sanctions” has the meaning set forth in Section 4.15(a).

“Scheduled Commitment Termination Date” means (a) with respect to the Committed Facility Commitment, December 13, 2025, and (b) with respect to the Uncommitted Facility Commitment, the earlier to occur of (i) December 13, 2025 and (ii) the date on which the Bank exercises its unconditional right to cancel any extension of credit set forth in Section 2.9.

“SEC” means the U.S. Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Secured Liabilities” means, with respect to each Borrower, each liability of such Borrower (other than Ordinary Liabilities) secured by a Lien on property (other than Excluded Assets).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning set forth in Section 5.1(f).

“Security Documents” means the Security Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

“Segregated Liabilities” means, with respect to each Borrower at any time, each liability or other obligation (excluding Ordinary Liabilities) of such Borrower relating to assets (other than Excluded Assets) that have been segregated or are otherwise subject to margin arrangements (including assets segregated by such Borrower to comply with Section 18 of the ICA with respect to Financial Contracts).

“Senior Debt” means, with respect to a Borrower as of any date, the aggregate amount of Senior Securities Representing Indebtedness of such Borrower.

“Senior Security” has the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Senior Securities Representing Indebtedness” has the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Series” means a separate series or portfolio of a Company.

“Series Borrower” means a Company, acting on behalf of and for the account of a Related Fund thereof.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Status” has the meaning set forth in Section 4.16.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to a Loan for each day a loan is outstanding (i.e., recalculated each Business Day), the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the measurement date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for such tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator.

“Term SOFR Adminstrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means, with respect to each Borrower at any time, 3.0% of the aggregate Net Asset Value of such Borrower.

“Total Net Assets” means, with respect to each Borrower as of any date, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of such Borrower less (b) the Ordinary Liabilities of such Borrower.

“Transactions” means, with respect to each Borrower, the (a) execution, delivery and performance by such Borrower of each Loan Document to which it is a party, (b) borrowing of Loans by such Borrower, and (c) use by such Borrower of the proceeds of such Loans.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Uncommitted Facility Commitment” means, as of any date, the commitment (but subject to the terms of Section 2.1 and Section 2.9 in all respects) of the Bank hereunder to make Loans to the Borrowers in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding, as such commitment may be reduced or canceled from time to time pursuant to Section 2.3 and Section 2.9, respectively.

“Uncommitted Facility Loan Balance” means, on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans under the Uncommitted Facility Commitment.

“United States” and “U.S.” means the United States of America.

Section 1.2	Terms Generally

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3	Accounting Terms

As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation by any Borrower of any financial ratio or requirement set forth in this Credit Agreement and (i) such Borrower notifies the Bank that such Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (ii) the Bank so objects, then such Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by such Borrower or the Bank, as the case may be, or such Borrower and the Bank otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement by each Borrower shall be consistent with such Borrower’s financial statements required to be delivered hereunder.

Section 1.4	Liability; Non-Recourse Persons; Schedule 1

(a)       Notwithstanding anything to the contrary contained in any Loan Document, the obligations and liabilities of each Borrower under this Credit Agreement and the other Loan Documents shall be several and not joint. Each liability or obligation incurred under the Loan Documents by a Borrower will be incurred solely for the account of such Borrower. Notwithstanding anything to the contrary contained in any Loan Document, the parties hereto acknowledge and agree that the sole source of payment of each liability or obligation incurred under the Loan Documents by a Borrower shall be the revenues and assets of such Borrower.

(b)       Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Bank hereby agrees for the benefit of each and every trustee, director, and officer of, and each record and beneficial owner of any outstanding shares of, a Borrower (each a “Non-Recourse Person”) that (i) no Non-Recourse Person shall have any personal liability for any obligation of any Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; and (ii) no claim against any Non-Recourse Person or any property thereof may be made for any obligation of any Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by such Borrower hereunder or thereunder.

(c)       Notwithstanding anything to the contrary contained in Section 9.2, the Borrowers may change the Pro-rata shares on Schedule 1 by delivery to the Bank of an amended Schedule 1 certified by the Borrowers, provided that the sum of all Pro-rata Shares shall at all times equal 100%, and immediately before and after giving effect thereto, no Event of Default with respect to any Borrower whose Pro-rata Share is increasing shall have occurred or would occur.

ARTICLE 2.	THE CREDITS

Section 2.1	Commitments

(a)       Subject to the terms and conditions set forth herein, the Bank agrees to make loans to each Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Borrower Commitment Termination Date with respect to such Borrower, provided that immediately after giving effect thereto, the Committed Facility Loan Balance would not exceed the Committed Facility Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Loans.

(b)       Subject to the terms and conditions set forth herein, including without limitation the terms and conditions expressed in Section 2.9, the Bank may make loans to each Borrower from time to time, in the Bank’s sole and absolute discretion, during the period from the Effective Date through the Business Day immediately preceding the Borrower Commitment Termination Date with respect to such Borrower, provided that immediately after giving effect thereto, the Uncommitted Facility Loan Balance would not exceed the Uncommitted Facility Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, including without limitation the terms and conditions expressed in Section 2.9, each Borrower may borrow, prepay and reborrow Loans.

(c)       The aggregate amount of the Committed Facility Loan Balance and the Uncommitted Facility Loan Balance for an individual Borrower shall not exceed $25,000,000 at any one time outstanding.

Section 2.2	Loans

To request a Loan, a Borrower shall make a telephonic Borrowing Request to the Bank, not later than 12:00 p.m., Kansas City time, the date of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or e-mail to the Bank of a duly executed Borrowing Request duly signed by or on behalf of such Borrower. Each such telephonic and written Borrowing Request shall specify: (i) the requested date for such Loan (which shall be a Business Day), and (ii) the amount of such Loan, which shall be in an Approved Amount. Any Loan funded by the Bank pursuant to this Credit Agreement shall be allocated against the Committed Facility Commitment or the Uncommitted Facility Commitment in the discretion of the Bank, provided, at the time of the Bank making any such Loan, the Bank shall provide notice to the applicable Borrower indicating whether such Loan has been allocated against the Committed Facility Commitment or the Uncommitted Facility Commitment.

Section 2.3	Termination and Reduction and Extension of Commitments

(a)       Unless previously terminated in accordance with the terms of this Credit Agreement, the Commitments shall terminate on the applicable Scheduled Commitment Termination Date.

(b)       The Borrowers may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments, provided that (i) the Borrowers may not terminate or reduce the Commitments if, immediately after giving effect thereto and to any concurrent repayment of the Loans in accordance with Section 2.4 or 2.5, the outstanding principal balance of the Loans would exceed the Commitments, and (ii) each such reduction shall be in a minimum amount of $1,000,000.

(c)       The Borrowers shall notify the Bank of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election, the effective date thereof and whether such termination or reduction is of the Committed Facility Commitment, Uncommitted Facility Commitment or both. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable and any termination or reduction of the Commitments hereunder shall be permanent.

(d)       The Borrowers may at any time and from time to time (but not more than sixty (60) days nor less than thirty (30) days prior to the then existing Scheduled Commitment Termination Date) request in writing that the Bank agree (the decision so to agree to be within the sole and absolute discretion of the Bank) to extend the Scheduled Commitment Termination Date by 364 days per each such request. In the event that prior to the then existing Scheduled Commitment Termination Date the Bank shall have consented to such extension request and all conditions precedent, if any, to such extension shall have been satisfied, clause (a) of the definition of Scheduled Commitment Termination Date shall, subject to Section 8.2, be extended to the day which is 364 days (or such fewer number of days as the Borrowers and the Bank shall agree) following the day expressed in clause (a) of the then existing definition of Scheduled Commitment Termination Date (or, if such day is not a Business Day, the Business Day immediately preceding such day). In all other events (including in the event that the Bank fails to respond to such request or, with respect to the Uncommitted Facility Commitment, the Bank exercises its cancellation rights under Section 2.9), the then existing Scheduled Commitment Termination Date shall not be extended.

Section 2.4	Repayment of Loans

(a)      Each Borrower hereby unconditionally promises to pay to the Bank the then unpaid principal amount of each Loan made to such Borrower (i) under the Committed Facility Commitment, on the Maturity Date, and (ii) under the Uncommitted Facility Commitment, on the earlier to occur of (y) the Maturity Date and (z) any date of a demand made by the Bank for repayment (or the first Business Day following the date of demand if such date is not a Business Day or if such demand is made after 10:00 a.m. Eastern time on a Business Day) in the Bank’s sole and absolute discretion.

(b)      In the event that on any date, any Borrower shall fail to be in compliance with Section 7.7, then such Borrower shall for the Committed Facility Loan Balance within three (3) Business Days of such failure, repay its Loans and take such other actions as may be necessary such that, immediately after giving effect to such repayment and other actions, such Borrower is in compliance with Section 7.7.

Section 2.5	Voluntary Prepayments

Each Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay any Loan made to such Borrower in whole or in part. Such Borrower shall notify the Bank by telephone (confirmed by facsimile or e-mail) of any prepayment hereunder not later than 1:00 p.m., Kansas City time, three Business Days prior to date of prepayment. Each such notice shall be irrevocable and shall specify the Borrower, the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of the Loans pursuant to this Section 2.5 shall be in an Approved Amount. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

Section 2.6	Payments Generally

Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 1:00 p.m., Kansas City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Bank at its office at 1010 Grand Blvd, Kansas City, Missouri 64016, or such other office as to which the Bank may notify such Borrower. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. If at any time insufficient funds are received by and available to the Bank from a Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents from such Borrower, such funds shall be applied to the obligations owing by such Borrower to the Bank: (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Bank may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due, as determined by Bank in its sole discretion. All amounts paid under the Loan Documents shall not be refundable under any circumstances, except as provided in Section 3.4(f).

Section 2.7	Evidence of Debt

The Loans made by the Bank to each Borrower shall be evidenced by one or more accounts or records maintained by the Bank in the ordinary course of business. The accounts or records maintained by the Bank shall be prima facie evidence of the amount of the Loans made by the Bank to such Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of such Borrower hereunder to pay any amount owing by it under the Loan Documents. Upon the request of the Bank, the Borrowers shall execute and deliver to the Bank one of more Notes, which shall evidence the Loans in addition to such accounts or records.

Section 2.8	Addition and Removal of Borrowers

(a)    At any time and from time to time, the Borrowers may, at their sole cost, expense and effort, request that (i) one or more corporations or trusts be added as a “Company” for all purposes of the Loan Documents (each a “New Company”), and/or (ii) one or more Series of one or more Companies be added hereto as a “Fund” for all purposes of the Loan Documents (each a “New Fund”), in each case by submitting to the Bank a proposed Joinder Agreement executed by each Borrower and by each New Company or each Related Company of each New Fund on behalf of and for the account of such New Fund and, upon the execution and delivery thereof by the Bank, (x) each such New Company shall be deemed to be a “Company” for all purposes under the Loan Documents, (y) each such New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, and (z) Schedule 1 hereto shall be automatically amended and restated in the form of Schedule 1 to such Joinder Agreement. Notwithstanding anything to the contrary herein contained, the parties hereto agree that the Bank may (in its sole and absolute discretion) condition its execution and delivery of each proposed Joinder Agreement upon (1) such New Company or New Fund, as applicable satisfying its then-effective credit criteria, (2) the completion of its due diligence with respect to each such New Company or New Fund, (3) its receipt of such internal credit approval, acceptable lien search results, certificates, financial statements, control agreements, opinions of counsel and other documents and information as the Bank may require, (4) the payment of any fee charged by, or cost or expense of, the Bank (which the parties agree such fee charged by the Bank may not exceed $2,500 per New Company or New Fund), and (5) such other criteria as the Bank may, in its sole and absolute discretion, choose.

(b)    At any time and from time to time the Borrowers may elect to remove any Company (each a “Departing Company”) as a “Company” or any Fund (each a “Departing Fund”) as a “Fund”, in each case by submitting a Removal Notice executed by the Borrowers to the Bank, provided that such removal shall not be effective (i) until the “Removal Date” specified in such Removal Notice (which shall not be fewer than three (3) Business Days after the date of receipt of such Removal Notice by the Bank, unless the Bank shall otherwise agree in its sole and absolute discretion), (ii) unless on or prior to such Removal Date, the Bank shall have received payment of the following through and including such Removal Date: (w) the outstanding principal balance of all Loans made to the Borrower or Borrowers composed of such Company or such Fund, (x) all accrued and unpaid interest thereon, (y) all fees and expenses owing under the Loan Documents by the Borrower or Borrowers composed of such Company or such Fund, and (z) all other monetary obligations owing under the Loan Documents by the Borrower or Borrowers composed of such Company or such Fund, and (iii) unless the sum of all Pro-rata Shares of all Borrowers (other than the Borrower or Borrowers consisting of such Departing Company or Departing Fund) set forth on Schedule 1 to such Removal Notice shall equal 100%. Upon the effectiveness of a Removal Notice as herein provided, (I) each such Departing Company shall cease to be a “Company” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), each such Departing Fund shall cease to be a “Fund” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), (II) the Related Company of each Departing Fund, acting on behalf of and for the account of each such Departing Fund, shall cease to be a “Borrower” for all purposes of the Loan Documents (other than such provisions thereof that by their terms survive the termination or other expiration thereof), and (III) Schedule 1 hereto shall be automatically amended and restated in the form of Schedule 1 to such Removal Notice.

Section 2.9	Unconditionally Cancellable

Notwithstanding anything to the contrary in this Credit Agreement, any other Loan Documents, or any other agreements or understandings involving any of the Borrowers and the Bank, (a) the Uncommitted Facility Commitment and the Uncommitted Facility Loan Balance under this Credit Agreement or the Loan Documents are unconditionally cancellable by the Bank at any time, with or without prior notice, in the Bank’s sole and absolute discretion, and (b) the Bank may, at any time, with or without prior notice, in the Bank’s sole and absolute discretion, (i) refuse to extend credit to any of the Borrowers under the Uncommitted Facility Commitment and (ii) accelerate and demand immediate repayment of any amount then outstanding of any Uncommitted Facility Loan Balance. Nothing in this Section 2.9 shall in any manner be applicable to the Committed Facility Commitment or any Committed Facility Loan Balance.

ARTICLE 3.	INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1	Interest

(a)       Each Loan made to a Borrower shall bear interest at a rate per annum equal to the Applicable Rate, provided that all overdue amounts payable under the Loan Documents (including, without limitation, any overdue principal of the Loans (whether at stated maturity, by acceleration or otherwise), any overdue interest on the Loans and any overdue fees) shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) plus the Applicable Rate until such amount shall be paid in full (after as well as before judgment).

(b)       Accrued and unpaid interest on each Loan shall be payable in arrears on the earlier to occur of (i) the last Business Day of each calendar month, (ii) the Maturity Date, and (iii) with respect to the Uncommitted Facility Loan Balance, the date of any demand (or the first Business Day following the date of demand if such date is not a Business Day) made by the Bank in the Bank’s sole and absolute discretion, provided that in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the day a Loan is made but excluding the date of repayment).

Section 3.2	Fees

(a)       Each Borrower shall pay to the Bank such Borrower’s Pro-rata Share of a commitment fee which shall accrue during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 9.6 to but excluding the Agreement Commitment Termination Date at a rate per annum equal to the Commitment Fee Rate on the daily amount of the excess of the Committed Facility Commitment over the Committed Facility Loan Balance. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Committed Facility Commitment is reduced and on the date on which the Committed Facility Commitment terminates, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). There shall be no commitment fees payable on the Uncommitted Facility Commitment.

(b)      On the date hereof, each Borrower shall pay to the Bank such Borrower’s Pro-rata Share of an upfront fee in an amount equal to $6,000, with $3,000 allocated to the Committed Facility Commitment and $3,000 allocated to the Uncommitted Facility Commitment.

Section 3.3	Increased Costs

(a)      If any Change in Law shall:

(i)       impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Bank;

(ii)       subject the Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)       impose on the Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by the Bank;

and the result of any of the foregoing shall be to increase the cost to the Bank of making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by the Bank hereunder (whether of principal, interest or any other amount) then, upon request of the Bank, the Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank for such additional costs incurred or reduction suffered.

(b)       If the Bank determines that any Change in Law affecting the Bank or any lending office of the Bank or the Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on the Bank’s capital or on the capital of the Bank’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of the Bank or the Loans made by the Bank, to a level below that which the Bank or the Bank’s holding company could have achieved but for such Change in Law (taking into consideration the Bank’s policies and the policies of the Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank’s holding company for any such reduction suffered.

(c)       A certificate of the Bank setting forth the Bank’s reasonable good faith determination of the additional amount or amounts necessary to compensate the Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten (10) days after receipt thereof. In determining such additional amounts of compensation, the Bank will act reasonably and in good faith, and will only seek such additional compensation to the extent it is seeking such compensation from other similarly situated customers of the Bank.

(d)       Failure or delay on the part of the Bank to demand compensation pursuant to this Section shall not constitute a waiver of the Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate the Bank pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that the Bank notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of the Bank’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.4	Taxes

(a)       Any and all payments by or on account of any obligation of a Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of such Borrower) requires the deduction or withholding of any Taxes from any such payment by a Borrower, then such Borrower shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Taxes are an Indemnified Tax, then the sum payable by such Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       The applicable Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Bank timely reimburse it for the payment of, any Other Taxes.

(c)       The applicable Borrower shall indemnify the Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Bank or required to be withheld or deducted from a payment to the Bank under or in respect of this Credit Agreement or under any other Loan Documents and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Borrower by the Bank shall be conclusive absent manifest error.

(d)       As soon as practicable after any payment of Taxes by the applicable Borrower to a Governmental Authority pursuant to this Section 3.4, such Borrower shall deliver to Bank the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

(e)       (i) To the extent the Bank is entitled to an exemption from or reduction of withholding Taxes with respect to payments made under any Loan Document it shall deliver to the applicable Borrower, at the time or times reasonably requested by such Borrower, such properly completed and executed documentation reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Bank, if reasonably requested by the applicable Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower as will enable such Borrower to determine whether or not the Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(e) (ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject the Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Bank.

(ii)       Without limiting the generality of the foregoing:

(1)       To the extent the Bank is a U.S. Person, it shall deliver to the applicable Borrower on or prior to the date on which the Bank becomes a Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of IRS Form W-9 certifying that the Bank is exempt from U.S. federal backup withholding tax;

(2)       To the extent the Bank is a Foreign Lender, it shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Foreign Lender becomes a Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or

(D) to the extent a Foreign Lender is not the beneficial owner of a payment received under any of the Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(3)       any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the applicable Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Foreign Lender becomes the Bank under this Credit Agreement (and from time to time thereafter upon the reasonable request of such Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Taxes, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower to determine the withholding or deduction required to be made; and

(4)       if a payment made to the Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Bank shall deliver to the applicable Borrower at the time or times prescribed by law and at such time or times reasonably requested by such Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower as may be necessary for such Borrower to comply with their obligations under FATCA and to determine that the Bank has complied with the Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the Effective Date.

The Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers in writing of its legal inability to do so.

(f)       If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including by the payment of additional amounts pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)       Each party’s obligations under this Section 3.4 shall survive any assignment of rights by, or the replacement of, the Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(h)       For purposes of this Section 3.4 the term “applicable law” includes FATCA.

Section 3.5	Other Provisions

Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for the Bank to make, continue or maintain any Loan, or to give effect to its obligations as contemplated hereby with respect to any Loan, then, by written notice to the Borrowers:

(a)       the Bank may, if such Change in Law makes it unlawful to make, continue or maintain, a Loan, declare that thereafter (for the duration of such unlawfulness) Loans will not be made or continued; and

(b)       the Bank may, if such Change in Law makes it unlawful to maintain Loans, require that all outstanding Loans be repaid in full in thirty (30) days or such earlier date if required by any Change in Law.

ARTICLE 4.	REPRESENTATIONS AND WARRANTIES

Each Borrower (severally and not jointly), in order to induce the Bank to enter into this Credit Agreement and make Loans to such Borrower, hereby makes the following representations and warranties to the Bank:

Section 4.1	Organization and Power

The Related Company thereof (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction which requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Such Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

Section 4.2	Authority and Execution

Such Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary action, and neither the execution and delivery by such Borrower of any of the Loan Documents, nor the consummation of the transactions contemplated thereby, will conflict with, or result in a breach or violation of, or constitute a default under any of the Organizational Documents of such Borrower. Such Borrower has duly executed and delivered the Loan Documents to which it is a party.

Section 4.3	Binding Agreement

The Loan Documents constitute the valid and legally binding obligations of such Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.4	Litigation

There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority pending or, to the knowledge of such Borrower, threatened against it or the Related Company that could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, or which (a) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document to which such Borrower is a party, or (b) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 4.5	Approvals and Consents

No consent, authorization or approval of, filing (other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by such Borrower, any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by such Borrower of, and the performance by such Borrower of its obligations under, the Loan Documents to which it is a party or is required as a condition to the validity or enforceability of the Loan Documents to which it is a party with respect to or against such Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by such Borrower or performance by such Borrower of its obligations under, or affect the validity with respect to or against such Borrower of, the Loan Documents to which it is a party.

Section 4.6	No Conflict

Neither the Related Company thereof nor such Borrower is in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower. The execution and delivery by such Borrower of the Loan Documents to which it is a party and the performance by such Borrower of the terms thereof, and the use by such Borrower of the proceeds of any Loan made hereunder (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Related Company thereof or such Borrower, or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Loan Documents) upon the property of such Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, and (b) are not inconsistent with its Fundamental Policies.

Section 4.7	Taxes

The Related Company thereof and such Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, and no tax Liens have been filed against such Borrower or any of its property. The charges, accruals and reserves on the books of such Borrower with respect to all federal, state, local and other Taxes are adequate, and such Borrower knows of no unpaid assessment which is due and payable against or any claims being asserted against the Related Company thereof or such Borrower, which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8	Compliance

Neither the Related Company thereof nor any such Borrower is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect with respect to such Borrower. The Related Company thereof and each Series of such Related Company is complying in all respects with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 4.9	Property

Such Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, subject to no Liens other than Permitted Liens.

Section 4.10	Federal Reserve Regulations; Use of Loan Proceeds

Except for the Federal Reserve Form to be executed and delivered by the Borrowers, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by such Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

Section 4.11	No Material Adverse Effect

Since the Measurement Date with respect to such Borrower, such Borrower has conducted its businesses only in the ordinary course and there has been no event or occurrence that has resulted in a Material Adverse Effect with respect to such Borrower.

Section 4.12	Material Agreements

Each of the following with respect to such Borrower is in full force and effect: (a) the investment advisory agreement between such Borrower and its Investment Adviser, (b) its Custody Agreement, and (c) the administration agreement between such Borrower and the administrator therefor.

Section 4.13	Financial Condition

The statement of assets and liabilities of such Borrower as of the Measurement Date applicable thereto and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to the Bank, fairly present, in all material respects, the financial position of such Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14	No Misrepresentation

No representation or warranty of such Borrower contained in any Loan Document and no certificate or report from time to time furnished by such Borrower to the Bank in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of such Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

Section 4.15	Sanctions, Anti-Terrorism, Anti-Money Laundering and Anti-Corruption

(a)       Neither the Borrower, any Related Company thereof, or any director, trustee or officer of such Borrower or any Related Company thereof, nor to such Borrower’s knowledge, any employee, agent or Affiliate of such Borrower, or any Related Company thereof is, or is owned or controlled by Persons that are: (i) the subject or target of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

(b)       Neither the Borrower, any Related Company thereof or to the Borrower’s knowledge, any Person that owns or controls (directly or indirectly) such Borrower or receives (directly or indirectly) any proceeds of any Loan, or any director, trustee or officer of such Borrower, Related Company or to such Borrower’s knowledge, any employee, agent or Affiliate of the Borrower or any Related Company thereof (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any Sanctioned Person or in any Sanctioned Jurisdiction, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iv) has violated any Anti-Terrorism Law.

(c)       Neither the Borrower, any Related Company thereof, nor to Borrower’s knowledge any Person that owns or controls (directly or indirectly) such Borrower or receives (directly or indirectly) any proceeds of any Loan, or any director, trustee or officer of such Borrower or Related Company, or to such Borrower’s knowledge, any employee, agent or Affiliate of the Borrower or any Related Company thereof (i) has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering, or (ii) otherwise violated any applicable law regarding money laundering.

(d)       The Borrower, any Related Company thereof and any director, trustee or officer of such Borrower or such Related Company, and to such Borrower’s knowledge, all employees, agents and Affiliates of the Borrower and the Related Company thereof is, in compliance with the FCPA and each foreign counterpart thereof. Neither the Borrower or any Related Company thereof, nor or any director, trustee or officer of such Borrower or Related Company or to such Borrower’s knowledge, any employee, agent or Affiliate of the Borrower, or any Related Company thereof has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to any such Affected Person or any other Person in violation of the FCPA.

(e)       Such Borrower has implemented and maintains, and is in compliance with, policies and procedures designed to promote and achieve compliance by such Borrower, its directors, trustees, officers, and employees with all applicable laws regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

Section 4.16	Investment Company Status

(a)       Such Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is an “open-end company” and a “diversified company” (in the case of Robinson Tax Advantaged Income Fund) or a “non-diversified company” (in the case of Robinson Opportunity Income Fund and Bramshill Multi-Strategy Income Fund), in each case within the meaning of Section 5 of the ICA, (iv) it is neither an “affiliate” (within the meaning of Section 23A of the Federal Reserve Act) of, nor an “affiliated person” (as defined in Section 2(a)(3) of the ICA) of, the Bank, (v) it is not an Indirect Fund, (vi) it has only one series of capital stock, (vii) it is in compliance with its Fundamental Policies, and (viii) it is not a party to any inter-fund lending arrangement.

(b)       Such Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and its Fundamental Policies.

(c)       Such Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 4.17	ERISA

Neither the Related Company thereof nor any such Borrower (a) is, or has been in the last five (5) years, a member of an ERISA Group or (b) has any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan subject to ERISA. None of the following (individually or collectively) constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available: (i) the execution and delivery of the Loan Documents by such Borrower and the Bank, (ii) the incurrence of any obligation under the Loan Documents by such Borrower or the Bank, (iii) the making of any Loan to such Borrower, (iv) the payment by such Borrower of any principal, interest, fee or other sum owing under the Loan Documents, or (v) the consummation by such Borrower or the Bank of any other transaction contemplated by the Loan Documents.

ARTICLE 5.	CONDITIONS

Section 5.1	Effective Date

The obligation of the Bank to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 9.2 (and the Bank shall notify the Borrowers of the Effective Date, and such notice shall be conclusive and binding):

(a)       The Bank shall have received either (i) a counterpart of this Credit Agreement signed on behalf of each Borrower or (ii) written evidence satisfactory to the Bank (which may include facsimile transmission of a signed signature page of this Credit Agreement) that each Borrower has signed a counterpart of this Credit Agreement.

(b)       If the Bank shall have requested one, the Bank shall have received one or more original Notes, executed on behalf of each Borrower.

(c)       The Bank shall have received a favorable written opinion (addressed to the Bank and dated the Effective Date) from external legal counsel to the Borrowers acceptable to the Bank. Each Borrower hereby requests such counsel to deliver such opinion.

(d)       The Bank shall have received a certificate, dated the Effective Date and signed by authorized representatives of the Borrowers, substantially in the form of Exhibit D hereto, and in all other respects satisfactory to the Bank.

(e)       The Bank shall have received a copy of an initial Federal Reserve Form, substantially in the form of Exhibit E hereto, duly executed and delivered by or on behalf of the Borrowers, in form and substance acceptable to the Bank.

(f)       The Bank shall have received a security agreement, dated the Effective Date and signed by an authorized representative on behalf of each Borrower, substantially in the form of Exhibit G hereto (the “Security Agreement”).

(g)       The Bank shall have received, with respect to each Borrower, Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against such Borrower disclosing that there are no Liens of record in such official’s office covering such Borrower or any asset or property thereof.

(h)       The Bank shall have received all fees and other amounts due and payable by each Borrower on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrowers hereunder.

Section 5.2	Each Credit Event

The obligation of the Bank to make each Loan to each Borrower is subject to the satisfaction of the following conditions by such Borrower:

(a)       (i) the representations and warranties of such Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date), and (ii) no Default with respect to such Borrower shall have occurred and be continuing.

(b)       The Bank shall have received a written Borrowing Request signed by such Borrower setting forth the information required by Section 2.2.

(c)       To the extent required by Regulation U, the Bank shall have received (i) a copy of a Federal Reserve Form, duly executed and delivered by such Borrower and completed for delivery to the Bank, in form acceptable to the Bank, or (ii) a current list of Margin Stock and Non-Margin Assets of such Borrower, in a form acceptable to the Bank and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

(d)       The Bank shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith, including without limitation a duly completed certificate of a duly authorized representative of such Borrower, substantially in the form of Exhibit F hereto.

(e)       No change in the financial condition or business prospects of the Borrower that may constitute a Material Adverse Effect in the reasonable judgment of the Bank.

Each request for each Loan by each Borrower shall be deemed to constitute a representation and warranty by such Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6.	AFFIRMATIVE COVENANTS

With respect to each Borrower, until the Borrower Commitment Termination Date with respect thereto and the principal of and interest on each Loan made to such Borrower and all fees and other amounts payable by such Borrower under the Loan Documents shall have been paid in full, such Borrower covenants and agrees with the Bank that:

Section 6.1	Financial Statements and Other Information

Such Borrower shall furnish or cause to be furnished to the Bank:

(a)       [Reserved].

(b)       as soon as possible following a request by the Bank at any time a Loan is outstanding, but in any event not later than one (1) Business Day following request by the Bank a duly completed certificate of a duly authorized representative of such Borrower, substantially in the form of Exhibit F hereto; provided however, that so long as the Bank has access to view the electronic records of Borrower’s custodian in a format, and with such content, that is acceptable to the Bank then such reporting may be delayed until a date not later than five (5) Business Days after the end of each calendar month in which any Loan is outstanding;

(c)       prompt written notice of any contest by such Borrower referred to in Sections 6.5 or 6.6;

(d)       promptly after the execution thereof, copies of all material amendments or other material changes to the Fundamental Policies of such Borrower, all investment advisory contracts to which such Borrower is a party, and any new investment advisory contracts entered into by such Borrower after the Effective Date;

(e)       prompt written notice in the event that such Borrower decides to seek the approval of the Board or, if necessary, its shareholders to effect a change in any of its Fundamental Policies; and

(f)       promptly after request therefor, such other information as the Bank may reasonably request from time to time.

Section 6.2	Notice of Material Events

Such Borrower shall furnish or cause to be furnished to the Bank prompt written notice of the following, together with a statement of a duly authorized representative (who shall be acceptable to the Bank) of such Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a)       the occurrence of any Default with respect to such Borrower;

(b)       the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting such Borrower that could in the good faith opinion of such Borrower reasonably be expected to result in a Material Adverse Effect with respect to such Borrower; and

(c)       the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to such Borrower.

Section 6.3	Legal Existence

The Related Company thereof shall maintain its legal existence in good standing in the jurisdiction of its organization and shall maintain its qualification to do business in each other jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

Section 6.4	Insurance

Such Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are customarily insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Bank, upon written request, full information as to the insurance carried.

Section 6.5	Payment of Indebtedness and Performance of Obligations

The Related Company thereof and each such Borrower shall pay and discharge when due all lawful Indebtedness and obligations which, if unpaid, could reasonably be expected to (a) have a Material Adverse Effect with respect to such Borrower, or (b) give rise to the imposition of a Lien (other than a Permitted Lien) upon the property of such Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Related Company or such Borrower, and provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6	Observance of Legal Requirements

The Related Company thereof and each Series of such Related Company shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to it, a violation of which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of such Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.7	Books and Records; Visitation

Such Borrower shall or shall cause its Custodian (on such Borrower’s behalf) to (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior notice (which shall in no event be required to be more than (i) one (1) Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five (5) Business Days prior, at all other times) permit representatives of the Bank to visit the offices of such Borrower and to discuss the properties, assets, income and financial condition of such Borrower with the duly authorized representatives thereof and to inspect the books, property and records of such Borrower, and (c) upon the reasonable request of the Bank, deliver to the Bank a detailed list of assets of such Borrower.

Section 6.8	Purpose of Loans

Such Borrower shall use the proceeds of each Loan made to it solely for temporary or emergency purposes (including, without limitation, the funding of redemptions and trade settlement), provided that in no event shall the proceeds of such Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to such Borrower or Regulation U.

Section 6.9	Maintenance of Status

Such Borrower will maintain at all times its Status.

ARTICLE 7.	NEGATIVE COVENANTS

With respect to each Borrower, until the Borrower Commitment Termination Date with respect thereto and the principal of and interest on each Loan made to such Borrower and all fees and other amounts payable by such Borrower under the Loan Documents shall have been paid in full, such Borrower covenants and agrees with the Bank that:

Section 7.1	Indebtedness; Senior Securities

(a)       Such Borrower will not create, incur, assume or suffer to exist any liability for Indebtedness, except:

(i)       Indebtedness under the Loan Documents,

(ii)       Indebtedness (other than Indebtedness for borrowed money) constituting Financial Contract Liabilities, (1) incurred in the ordinary course of business, (2) permitted to be incurred in accordance with its Fundamental Policies, and (3) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause such Borrower to be in Default under Section 7.7, and

(iii)       Indebtedness to its Custodian (1) incurred for the purposes of clearing and settling purchases and sales by such Borrower of securities, or (2) consisting of short-term extensions of credit from its Custodian in the ordinary course of business at no time exceeding $250,000 in the aggregate.

(b)       Such Borrower will not issue, sell, create, incur, assume or suffer to exist any Senior Security thereof, except Senior Securities Representing Indebtedness permitted by Section 7.1(a) hereof.

Section 7.2	Liens

Such Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a)       Liens for Taxes, assessments or similar charges incurred in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which (i) are not delinquent, or (ii) are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(b)       Liens imposed by law created in the ordinary course of business for which adequate reserves have been set aside in accordance with Applicable Accounting Principles (i) securing amounts not yet due, or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement of such Liens is stayed pending such contest;

(c)       Liens arising out of judgments or decrees affecting the property attributable to such Borrower for which adequate reserves have been set aside in accordance with Applicable Accounting Principles and which are being contested in good faith and by appropriate proceedings diligently conducted, provided that enforcement thereof is stayed pending such contest;

(d)       Liens created or arising under the Loan Documents;

(e)       Liens arising under its Custody Agreement and securing obligations of such Borrower thereunder to the extent such Indebtedness is permitted by Section 7.1; and

(f)       Liens created in connection with such Borrower’s portfolio investments (including Financial Contracts and reverse repurchase agreements), but not for the primary purpose of borrowing money; provided, that each such obligation is (i) incurred in the ordinary course of business, (ii) is permitted by the provisions of the Borrower’s Fundamental Policies, and (iii) permitted only to the extent the Indebtedness secured by such Liens is reflected in the calculation of such Borrower’s Adjusted Net Assets.

Section 7.3	Fundamental Changes

Neither the Related Company thereof nor such Borrower will (a) consolidate or merge into or with any Person, or (b) in any single transaction or series of related transactions, sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

Section 7.4	Intentionally Omitted

Section 7.5	Fundamental Policies

Such Borrower will not (a) make or maintain any Investment other than as permitted by the ICA and its Fundamental Policies or (b) amend or otherwise modify its Fundamental Policies.

Section 7.6	Amendments and Changes

(a)       The Related Company thereof will not amend or otherwise modify its Organization Documents, in each case in any way which would adversely affect the rights or remedies of the Bank with respect to such Borrower under the Loan Documents.

(b)       Such Borrower will not change or permit any change in its fiscal year if such change would have a Material Adverse Effect with respect to such Borrower. Subject to Section 1.3, such Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect with respect to such Borrower.

Section 7.7	Financial Covenants

(a)       Such Borrower will not permit its Adjusted Asset Coverage to be less than 5.00:1.00 at any time when a Loan is outstanding.

(b)       Such Borrower shall not at any time permit (i) its Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of such Borrower under its Fundamental Policies or (ii) its Senior Debt to exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of such Borrower on such date under the ICA or other applicable law, in each case when a Loan is outstanding.

Section 7.8	Investment

Such Borrower will not purchase, acquire, or otherwise have exposure to, any Investment, other than Permitted Investments.

Section 7.9	Sanctions, Anti-Terrorism, AML and Anti-Corruption

(a)       Such Borrower will not directly or, to such Borrower’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, lender, advisor, investor, or otherwise).

(b)       The Borrower will not, and will not cause or permit any Affected Person with respect thereto, violate any applicable law, rule or regulation regarding Sanctions or money laundering, or any Anti-Terrorism Law or Anti-Corruption Law.

(c)       The Related Company of such Borrower shall at all times maintain, and be in compliance with, policies and procedures designed to promote and achieve compliance by each Affected Person with respect to such Borrower with all applicable laws, rules and regulations regarding Sanctions and money laundering, Anti-Terrorism Laws and Anti-Corruption Laws.

ARTICLE 8.	EVENTS OF DEFAULT

Section 8.1	Events of Default

Each of the following shall constitute an “Event of Default” with respect to each Borrower and these Events of Default shall not restrict or hinder the Bank from exercising its rights pursuant to Section 2.9:

(a)       any principal of any Loan to such Borrower shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)       any interest on any Loan to such Borrower or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable by such Borrower under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)       any representation, warranty or certification made or deemed made by or on behalf of such Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)       such Borrower shall, with respect to any covenant, condition or agreement contained in Sections 6.1(b), or 6.3, 6.8 or 6.9 or in Article 7 to be observed or performed by such Borrower, fail to observe or perform such covenant, condition or agreement;

(e)       such Borrower shall, with respect to any covenant, condition or agreement contained in this Credit Agreement (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1) to be observed or performed by such Borrower, fail to observe or perform such covenant, condition or agreement, and such failure shall continue unremedied for a period of thirty (30) days after such Borrower shall, or reasonably should, have obtained knowledge thereof;

(f)       such Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness thereof when and as the same shall become due and payable (after giving effect to any applicable grace period or notice requirement);

(g)       any event or condition occurs that results in any Material Indebtedness of such Borrower becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)       an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Related Company thereof or any Series of such Related Company, or the debts of such Related Company or any such Series, or of a substantial part of the assets of such Company or any such Series, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Related Company or any such Series or for a substantial part of the assets of such Related Company or any such Series, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)       the Related Company thereof or any Series of such Related Company shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(j)       such Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)       (i) the Investment Adviser to such Borrower shall fail to be Liberty Street Advisors, Inc., or an Affiliate thereof, or (ii) the independent auditors for such Borrower shall fail to be Tait, Weller & Baker LLP or another registered public accounting firm that is subject to inspection by the Public Company Accounting Oversight Board;

(l)       one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against such Borrower and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Borrower to enforce any such judgment;

(m)        any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to such Borrower, such Borrower shall so assert in writing or shall disavow in writing any of its obligations thereunder;

(n)       the suspension of registration of such Borrower’s shares or the commencement of any proceeding for such purpose;

(o)       such Borrower shall, with respect to any covenant, condition or agreement contained in any Security Document to be observed or performed by such Borrower, fail to observe or perform such covenant, condition or agreement;

(p)       except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by such Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement) of such Borrower, with the priority required by the applicable Security Document; or

(q)       such Borrower declares, makes or otherwise pays, or allows to be declared, made or otherwise paid, any Restricted Payment when any Event of Default has occurred and is continuing and such Borrower has a Loan outstanding.

Section 8.2	Remedies

If, (i) in the case of the Uncommitted Facility Commitment, either the Bank has exercised its rights under Section 2.9 or if any Event of Default shall occur and be continuing with respect to any Borrower pursuant to paragraph (h) or (i) of Section 8.1, or (ii) in the case of the Committed Facility Commitment, any Event of Default shall occur and be continuing with respect to any Borrower pursuant to paragraph (h) or (i) of Section 8.1, then in such case, the Commitments of the Bank with respect to such Borrower shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of such Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. If any Event of Default shall occur and be continuing with respect to any Borrower pursuant to any other paragraph of Section 8.1 (other than paragraph (h) or (i)), then at any time thereafter during the continuance of such Event of Default, the Bank may, by written notice to such Borrower, take either or both of the following actions, at the same or different times: (a) declare the Commitments with respect to such Borrower terminated, and thereupon the Commitments with respect to such Borrower shall terminate immediately and/or (b) declare the Loans to such Borrower then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of such Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without any presentment, demand, protest or further notice of any kind, all of which are hereby waived by such Borrower.

ARTICLE 9.	MISCELLANEOUS

Section 9.1	Notices

Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent via email, as follows:

(a)       if to any Borrower, to it at Investment Managers Series Trust, c/o Liberty Street Advisors, Inc., 235 W Galena Street, Milwaukee, WI 53212-3948; or

(b)       if to the Bank, to it at, (i) in all cases, 1010 Grand Blvd., Kansas City, Missouri 64106, Attention: Aaron Rickley, Telephone: (816) 860-7284; Email: aaron.rickley@umb.com; and (ii) in the case of all notices and other communications pursuant to Article 2, with a copy to robinsoncustody@umb.com and bramshillcustody@umb.com.

Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt.

Section 9.2	Waivers; Amendments

(a)       No failure or delay by the Bank in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Bank would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the Bank shall have consented thereto in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Bank may have had notice or knowledge of such Default at the time.

(b)       Neither this Credit Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Bank.

Section 9.3	Expenses; Indemnity; Damage Waiver

(a)       Each Borrower shall pay (i) its Pro-rata Share of all reasonable out-of-pocket expenses incurred by the Bank and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Bank, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable out-of-pocket costs and expenses incurred by the Bank, including the reasonable fees, charges and disbursements of counsel for the Bank, in connection with the enforcement or protection of its rights against such Borrower under the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder to such Borrower, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)       Each Borrower shall severally (and not jointly) indemnify the Bank and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related costs and expenses (collectively, “Losses”), including the reasonable fees, charges and disbursements of any outside counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by such Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by such Borrower of its obligations under the Loan Documents or the consummation by such Borrower of the Transactions or any other transactions contemplated thereby, (ii) any Loan made to such Borrower or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing with respect to such Borrower, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided, that no Indemnitee shall have the right to be indemnified hereunder for Losses that are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from (1) such Indemnitee’s gross negligence or willful misconduct, or (2) a claim brought by such Borrower against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under any Loan Documents. Subject to Section 9.3(c), nothing herein contained shall prevent or prohibit any Borrower from bringing any action against the Bank to recover any Losses suffered by such Borrower to the extent caused by the Bank’s failure to exercise due care in the performance of its obligations under the Loan Documents. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the Bank (as found by a final and nonappealable decision of a court of competent jurisdiction), the Bank shall be deemed to have exercised due care.

(c)       To the extent permitted by applicable law, each Borrower hereto agrees that it shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(d)       All amounts due under this Section shall be payable promptly but in no event later than ten (10) days after written demand therefor.

Section 9.4	Successors and Assigns

The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) no Borrower shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by any Borrower without such consent shall be null and void), (b) the Bank shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Borrowers, such consent not to be (i) required during the continuance of any Event of Default, or (ii) unreasonably withheld, conditioned or delayed, (c) the Bank may only assign or otherwise transfer its rights or obligations hereunder to a Person which is a “bank” as defined in Section 18(f)(1) of the ICA in the reasonable judgment of each Borrower and (d) in the event of any assignment hereunder, such assignment shall not be effective unless and until such assignment is recorded in the Bank’s records of lenders and borrowers. Any assignment made in violation of the provisions hereof shall be void. Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Bank) any legal or equitable right, remedy or claim under or by reason of any Loan Document. Notwithstanding anything to the contrary herein contained, the Bank may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of the Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Bank from any of its obligations hereunder or substitute any such pledgee or assignee for the Bank as a party hereto.

Section 9.5	Survival

All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Bank may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.3 and 9.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Credit Agreement or any provision hereof.

Section 9.6	Counterparts; Integration; Effectiveness

This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile or e-mail transmission or electronic transmission in “portable document format” shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

Section 9.7	Severability

In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.8	Right of Setoff

If an Event of Default with respect to a Borrower shall have occurred and be continuing, the Bank and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of such Borrower against any of and all the obligations of such Borrower now or hereafter owing under the Loan Documents held by it, irrespective of whether or not it shall have made any demand under any Loan Document and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of set-off) that it may have.

Section 9.9	Governing Law; Jurisdiction; Consent to Service of Process

(a)       THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)       Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any United States District Court for the Western District of Missouri and the Circuit Court of the State of Missouri sitting in Jackson County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Missouri State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)       Each Company, each Fund, and the Bank hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 9.10	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11	Headings

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 9.12	Interest Rate Limitation

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to the Bank in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by the Bank.

Section 9.13	Treatment of Certain Information

The Bank agrees with each Borrower to use reasonable precautions to keep confidential, in accordance with the Bank’s customary procedures for handling confidential information of the same nature, all non-public information supplied by such Borrower pursuant to this Credit Agreement which (a)(i) is clearly identified by such Person as being confidential at the time the same is delivered to the Bank, or (ii) constitutes any financial statement, list of investments or other assets, financial projections or forecasts, budget, compliance certificate, audit report, draft press release, management letter or accountants’ certification delivered hereunder, and (b) as of any date of determination, was received by the Bank within the immediately preceding two year period (“Information”), provided, however, that nothing herein shall limit the disclosure of any such Information (i) to such of its respective Related Parties as need to know such Information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which the Bank is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to the Bank on a non-confidential basis from a source other than such Borrower, or (C) was available to the Bank on a non-confidential basis prior to its disclosure to the Bank by such Borrower; and (vii) to the extent such Borrower shall have consented to such disclosure in writing. The Bank acknowledges that Information furnished to it pursuant to this Credit Agreement may include material non-public information concerning such Borrower, its Related Parties or such Borrower’s securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict the Bank from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, the Bank to disclose to such Borrower or any affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, the Bank to inform such Borrower or any affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action. Nothing in this Credit Agreement or the Loan Documents shall prevent any of the parties hereto and their respective directors, officers, employees, agents and advisors from disclosing to any and all Persons the Tax treatment and Tax structure of the transactions contemplated by this Credit Agreement.

Section 9.14	USA Patriot Act Notice

The Bank hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow the Bank to identify such Borrower in accordance with the Patriot Act.

Section 9.15	Missouri Notice

THIS SECTION IS MADE IN COMPLIANCE WITH MO. REV. STAT. SECTION 432.047. ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THIS CREDIT AGREEMENT. TO PROTECT YOU (THE BORROWERS) AND US (THE BANK) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Section 9.16	ICA Bank

No Person shall be or become the Bank hereunder unless such Person is a “bank” within the meaning of Section 2(a)(5) of the ICA.

Section 9.17	Effect of Amendment and Restatement

Upon the date of this Credit Agreement, the Prior Agreement (and, except as otherwise set forth in the following proviso, all obligations and rights of any party thereunder), shall be amended and restated in its entirety by this Credit Agreement; provided, however, that the obligation to repay the loans and advances arising under the Prior Agreement shall continue in full force and effect and the liens and security interests securing payment and performance thereof shall be continuing but shall now be governed by the terms of this Credit Agreement and the other Loan Documents. All Loan Documents that were executed and delivered in connection with the Prior Agreement (as such Loan Documents may have been amended, restated, supplemented or otherwise modified), are hereby reaffirmed and shall continue in full force and effect; provided further that, all references in such Loan Documents to the Prior Agreement shall, without anything further, be deemed to refer to this Credit Agreement (as it may from time to time be amended, restated, supplemented or otherwise modified). Each Borrower acknowledges and agrees that all Indebtedness and other obligations evidenced by the Prior Agreement and other Loan Documents executed in connection with the Prior Agreement (as such Loan Documents may have been amended, restated, supplemented or otherwise modified) have not been novated or satisfied but instead have become part of the Indebtedness and obligations governed by the terms of this Credit Agreement and under the other Loan Documents. No action or inaction by Bank prior to the date of this Credit Agreement shall be deemed to have established a course of conduct among the parties hereto. All rights, duties and obligations of the parties to this Credit Agreement shall be solely as set forth in this Credit Agreement and the other Loan Documents.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, each party hereto has caused this Credit Agreement to be executed by its duly authorized representative as of the date first above written.

Investment Managers Series Trust,
on behalf of and for the account of,
Robinson Tax Advantaged Income Fund,
Robinson Opportunistic Income Fund and
Bramshill Multi-Strategy Income Fund

By:	/s/ Sardjono Kadiman
Name:	Sardjono Kadiman
Title:	Assistant Treasurer

[Signature Page to Amended and Restated Credit Agreement]

Schedule 1

to

Liberty Street Amended and Restated Credit Agreement

Dated December 14, 2024

Company	Related Fund	Custodian	Pro-rata Share
Investment Managers Series Trust	Robinson Tax Advantaged Income Fund	UMB Bank, n.a.	46.4%
Investment Managers Series Trust	Robinson Opportunistic Income Fund	UMB Bank, n.a.	7.2%
Investment Managers Series Trust	Bramshill Multi-Strategy Income Fund	UMB Bank, n.a.	46.4%

Liberty Street - EXHIBIT A-1

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

(Committed Facility Commitment)

December ___, 2024

Kansas City, Missouri

FOR VALUE RECEIVED, each Borrower (as defined in the Credit Agreement referred to below), severally and not jointly or jointly and severally, hereby promises to pay to the order of UMB Bank, n.a., a national banking association (the “Bank”) the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or, if less, the aggregate unpaid Committed Facility Loan Balance, in the amounts and at the times set forth in that certain Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrowers and the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Bank specified therefor in the Credit Agreement, or at such other place as the Bank may specify from time to time, in lawful money of the United States of America in immediately available funds.

Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The Loans evidenced by this Amended and Restated Promissory Note (this “Note”) are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement, and is entitled to the benefits and any security set forth in the Loan Documents.

The Bank is hereby authorized to record on the Loan Schedule annexed hereto in the name of such Borrower, and any continuation sheet(s) which the Bank may attach thereto, the date, amount, Applicable Rate, Maturity Date and amount of repayment for each Loan made to such Borrower. The entries made in the Loan Schedule shall be prima facie evidence of the existence and amounts of the obligations of such Borrower hereunder, provided that the failure to so record or any error therein shall not in any manner affect the obligation of such Borrower to repay the Loans made to it in accordance with the terms of the Loan Documents.

Except as specifically otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note any Person is referred to, such reference shall be deemed to include the permitted successors and assigns of such Person to the extent such successors and/or assigns are permitted pursuant to the terms of the Credit Agreement. Any assignment of any rights or obligations by a Borrower or the Bank shall be done in compliance with the terms of the Credit Agreement and the provisions in the Credit Agreement regarding assignments shall govern in all respects. No failure or delay by the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into among the Borrowers and the Bank.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

This Note, and the obligations of each Borrower hereunder, are secured by the Security Agreement.

Each Borrower and the Bank (by its acceptance hereof) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any United States District Court for the Western District of Missouri and the Circuit Court of the State of Missouri sitting in Jackson County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and each Borrower and the Bank each hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Missouri State, Federal and appellate courts. Each Borrower and the Bank (by its acceptance hereof) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each Borrower and the Bank (by its acceptance hereof) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. Each Borrower and the Bank (by its acceptance hereof) hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each Borrower and the Bank (by its acceptance hereof) irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Bank or a Borrower to serve process in any other manner permitted by law.

2

EACH BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. EACH BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK OR A BORROWER, AS THE CASE MAY BE, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE BANK AND EACH BORROWER, AS THE CASE MAY BE, HAS BEEN INDUCED TO ENTER INTO AND/OR ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

This Note is subject to Section 1.4 of the Credit Agreement.

This Note constitutes an amendment and restatement of, and replacement and substitution for that certain Promissory Note (Committed Facility Commitment) dated December 15, 2023, in the maximum principal amount of $25,000,000.00 (as amended or otherwise modified prior to the date hereof, the “Prior Note”). The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby as amended, and nothing herein shall be deemed to constitute a payment, satisfaction, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage, deed of trust or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

[the remainder of this page has been intentionally left blank]

3

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be executed by its duly authorized representative as of the date first above written.

Investment Managers Series Trust,
on behalf of and for the account of,
Robinson Tax Advantaged Income Fund,
Robinson Opportunistic Income Fund and
Bramshill Multi-Strategy Income Fund

By:	/s/ Sardjono Kadiman
Name:	Sardjono Kadiman
Title:	Assistant Treasurer

[Signature page to Amended and Restated Promissory Note (Committed Facility Commitment)]

Schedule 1

to

Note

Company	Related Fund
Investment Managers Series Trust	Robinson Tax Advantaged Income Fund
Investment Managers Series Trust	Robinson Opportunistic Income Fund
Investment Managers Series Trust	Bramshill Multi-Strategy Income Fund

Schedule 1 to Amended and Restated Promissory Note (Committed Facility Commitment)

LOAN SCHEDULE

to

Note

for

Investment Managers Series Trust, acting on behalf of and for the account of

[Name of applicable Borrower/Related Fund]

Date	Amount of Loan	Applicable Rate	Maturity Date	Amount of repayment	Notation made by

Loan Schedule to Amended and Restated Promissory Note (Committed Facility Commitment)

Liberty Street - EXHIBIT A-2

FORM OF AMENDED AND RESTATED PROMISSORY NOTE

(Uncommitted Facility Commitment)

December 14, 2024

Kansas City, Missouri

FOR VALUE RECEIVED, each Borrower (as defined in the Credit Agreement referred to below), severally and not jointly or jointly and severally, hereby promises to pay to the order of UMB Bank, n.a., a national banking association (the “Bank”) the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or, if less, the aggregate unpaid Uncommitted Facility Loan Balance, in the amounts and at the times set forth in that certain Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrowers and the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of such Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Bank specified therefor in the Credit Agreement, or at such other place as the Bank may specify from time to time, in lawful money of the United States of America in immediately available funds.

Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The Loans evidenced by this Amended and Restated Promissory Note (this “Note”) are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. Upon the exercise by the Bank of its rights to unconditionally cancel the Uncommitted Facility Commitment pursuant to Section 2.9 of the Credit Agreement, all principal and all accrued interest then remaining unpaid on this Note will become, or may be declared to be, immediately due and payable in Bank’s sole and absolute discretion, all as provided in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement, and is entitled to the benefits and any security set forth in the Loan Documents.

The Bank is hereby authorized to record on the Loan Schedule annexed hereto in the name of such Borrower, and any continuation sheet(s) which the Bank may attach thereto, the date, amount, Applicable Rate, Maturity Date and amount of repayment for each Loan made to such Borrower. The entries made in the Loan Schedule shall be prima facie evidence of the existence and amounts of the obligations of such Borrower hereunder, provided that the failure to so record or any error therein shall not in any manner affect the obligation of such Borrower to repay the Loans made to it in accordance with the terms of the Loan Documents.

Except as specifically otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note any Person is referred to, such reference shall be deemed to include the permitted successors and assigns of such Person to the extent such successors and/or assigns are permitted pursuant to the terms of the Credit Agreement. Any assignment of any rights or obligations by a Borrower or the Bank shall be done in compliance with the terms of the Credit Agreement and the provisions in the Credit Agreement regarding assignments shall govern in all respects. No failure or delay by the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into among the Borrowers and the Bank.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

All communications and notices hereunder shall be in writing and given as provided in Section 9.1 of the Credit Agreement.

This Note, and the obligations of each Borrower hereunder, are secured by the Security Agreement.

Each Borrower and the Bank (by its acceptance hereof) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any United States District Court for the Western District of Missouri and the Circuit Court of the State of Missouri sitting in Jackson County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and each Borrower and the Bank each hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such Missouri State, Federal and appellate courts. Each Borrower and the Bank (by its acceptance hereof) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Each Borrower and the Bank (by its acceptance hereof) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. Each Borrower and the Bank (by its acceptance hereof) hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Each Borrower and the Bank (by its acceptance hereof) irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Bank or a Borrower to serve process in any other manner permitted by law.

2

EACH BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. EACH BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE BANK OR A BORROWER, AS THE CASE MAY BE, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE BANK AND EACH BORROWER, AS THE CASE MAY BE, HAS BEEN INDUCED TO ENTER INTO AND/OR ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

This Note is subject to Section 1.4 of the Credit Agreement.

This Note constitutes an amendment and restatement of, and replacement and substitution for that certain Promissory Note (Uncommitted Facility Commitment) dated December 15, 2023, in the maximum principal amount of $25,000,000.00 (as amended or otherwise modified prior to the date hereof, the “Prior Note”).  The indebtedness evidenced by the Prior Note is continuing indebtedness evidenced hereby as amended, and nothing herein shall be deemed to constitute a payment, satisfaction, settlement or novation of the Prior Note, or to release or otherwise adversely affect any lien, mortgage, deed of trust or security interest securing such indebtedness or any rights of the Bank against any guarantor, surety or other party primarily or secondarily liable for such indebtedness.

[the remainder of this page has been intentionally left blank]

3

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be executed by its duly authorized representative as of the date first above written.

Investment Managers Series Trust,
on behalf of and for the account of,
Robinson Tax Advantaged Income Fund,
Robinson Opportunistic Income Fund and
Bramshill Multi-Strategy Income Fund

By:	/s/ Sardjono Kadiman
Name:	Sardjono Kadiman
Title:	Assistant Treasurer

[Signature page to Amended and Restated Promissory Note (Uncommitted Facility Commitment)]

Schedule 1

to

Note

Company	Related Fund
Investment Managers Series Trust	Robinson Tax Advantaged Income Fund
Investment Managers Series Trust	Robinson Opportunistic Income Fund
Investment Managers Series Trust	Bramshill Multi-Strategy Income Fund

Schedule 1 to Amended and Restated Promissory Note (Uncommitted Facility Commitment)

LOAN SCHEDULE

to

Note

for

Investment Managers Series Trust, acting on behalf of and for the account of

[Name of applicable Borrower/Related Fund]

Date	Amount of Loan	Applicable Rate	Maturity Date	Amount of repayment	Notation made by

Loan Schedule to Amended and Restated Promissory Note (Uncommitted Facility Commitment)

Liberty Street - EXHIBIT B

[Reserved.]

Liberty Street - EXHIBIT C

FORM OF WRITTEN BORROWING REQUEST

[Date]

UMB Bank, n.a.

1010 Grand Blvd.

Kansas City, Missouri 64106

Gentlemen/Ladies:

Reference is made to the Amended and Restated Credit Agreement, dated as of December ___, 2024, between Investment Managers Series Trust and UMB Bank, n.a. (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1.	Pursuant to Section 2.2 of the Credit Agreement, the undersigned (the “Applicable Borrower”) hereby gives notice of its intention to borrow a Loan (the “Proposed Borrowing”) under the Credit Agreement, and in connection therewith sets forth below the information relating to such borrowing as required by Section 2.2 of the Credit Agreement:
(a)	The Applicable Borrower is [____________________], acting on behalf of and for the account of [Name of Related Fund/itself].
(b)	The aggregate amount of the Proposed Borrowing is $________.
(c)	The date (which shall be a Business Day) of such Proposed Borrowing is _________________, 20___ (the “Proposed Borrowing Date”).
(d)	Proceeds of the Proposed Borrowing are to be wired or otherwise transferred to: [Specify exact wire or transfer instructions].
2.	The Adjusted Asset Coverage (after giving effect to the Proposed Borrowing) of the Applicable Borrower is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Adjusted Asset Coverage

______:1.00

3.	The Applicable Borrower hereby certifies that:
(a)	on and as of the date hereof, no Default with respect to the Applicable Borrower has occurred and is continuing, and
(b)	on and as of the Proposed Borrowing Date, (i) no Default with respect to the Applicable Borrower shall have occurred and be continuing, and (ii) the representations and warranties of the Applicable Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date).

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Written Borrowing Request to be executed by its duly authorized representative as of the date first above written.

Very truly yours,
[_________________]
on behalf of and for the account of,
[Name of Related Fund/Itself]

By:
Name:
Title:

[Signature Page to Written Borrowing Request]

SCHEDULE A

Detailed Calculations

Liberty Street - EXHIBIT D

FORM OF CLOSING CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement, dated as of December 14, 2024, between (a) Investment Managers Series Trust, a Delaware statutory trust (the “Trust”) acting on behalf of (i) Robinson Tax Advantaged Income Fund (the “Robinson Tax Advantaged Income Fund”), a series of the Trust (the Trust acting on behalf of and for the account of the Robinson Tax Advantaged Income Fund is hereinafter referred to as the “Robinson Tax Advantaged Income Fund Borrower”; (ii) Robinson Opportunistic Income Fund (the “Robinson Opportunistic Income Fund”), a series of the Trust (the Trust acting on behalf of and for the account of the Robinson Opportunistic Income Fund is hereinafter referred to as the “Robinson Opportunistic Income Fund Borrower”); and (iii) Bramshill Multi-Strategy Income Fund (the “Bramshill Multi-Strategy Income Fund”), a series of the Trust (the Trust acting on behalf of and for the account of the Bramshill Multi-Strategy Income Fund is hereinafter referred to as the “Bramshill Multi-Strategy Income Fund Borrower”); the Robinson Tax Advantaged Income Fund Borrower, the Robinson Opportunistic Income Fund Borrower and the Bramshill Multi-Strategy Income Fund Borrower are collectively referred to herein as the “Trust Borrower” and each, a “Trust Borrower”); and (b) UMB Bank, n.a., a national banking association (the “Bank”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein. This Certificate is being delivered pursuant to Section 5.1(d) of the Credit Agreement.

The undersigned hereby certifies that:

I am a duly elected or appointed, as the case may be, and qualified Secretary of the Trust.

Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Trust (the “Certificate of Trust”) of the Trust, as in effect on the date hereof, and such Certificate of Trust has not been modified, rescinded or superseded and remains in full force and effect as of the date hereof.

Attached hereto as Exhibit B is a true, complete and correct copy of the Declaration of Trust of the Trust (including all amendments thereto) (the “Declaration”), as in effect on the date hereof. The Declaration has not been subsequently modified, rescinded or superseded and remains in full force and effect as of the date hereof.

Attached hereto as Exhibit C is a true, complete and correct copy of the Bylaws of the Trust (including all amendments thereto) (the “Bylaws”), as in effect on the date hereof. The Bylaws have not been subsequently modified, rescinded or supeseded and remains in full force and effect as of the date hereof.

Attached hereto as Exhibit D are true, complete and correct copies of the resolutions of the Board of Trustees of the Trust approving, with respect to the Trust Borrowers, the Credit Agreement and the transactions contemplated thereby, all of which are in full force and effect on the date hereof.

Attached hereto as Exhibit E is a certificate of good standing of the Trust issued by the Secretary of State of Delaware on [______________].

The following persons are duly elected or appointed, as the case may be, officers of the Trust and each is authorized to execute on behalf of each Trust Borrower and deliver to the Bank all documents and instruments described in the foregoing resolutions of the Trust, in each case having the title set forth below, and the signatures appearing opposite their respective names are the genuine signatures of such persons.

Name	Title	Signature
____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

____________________________	____________________________	____________________________

IN WITNESS WHEREOF, I have hereunto set my hand as of December 14, 2024.

Investment Managers Series Trust,
on behalf of and for the account of,
Robinson Tax Advantaged Income Fund,
Robinson Opportunistic Income Fund and
Bramshill Multi-Strategy Income Fund

By:	/s/ Sardjono Kadiman
Name:	Sardjono Kadiman
Title:	Assistant Treasurer

The undersigned hereby certifies that:

1.       _____________________ is the duly elected or appointed, as the case may be, and qualified Secretary of each Trust Borrower.

2.       The representations and warranties of each Trust Borrower set forth in each Loan Document to which it is a party are true and correct on and as of the Effective Date (other than, as to any such representation or warranty that by its terms refers to a specific date, in which case such representation and warranty shall be true and correct in all respects as of such specified date).

3.       No Default with respect to any Trust Borrower has occurred and is continuing as of the Effective Date.

4.       After giving effect to the Transactions on the Effective Date, each Trust Borrower shall not have outstanding any Indebtedness or other Senior Security, other than Indebtedness and Senior Securities permitted by Section 7.1 of the Credit Agreement.

5.       Attached hereto as Exhibit F are the electronic websites where the current and effective Form N-1A (including all amendments and exhibits thereto) and Prospectus of each of the Robinson Tax Advantaged Income Fund, Robinson Opportunistic Income Fund and Bramshill Multi-Strategy Income Fund can be obtained.

6.       Attached hereto as Exhibit G are true, complete and correct copies of the most recent annual reports of each Trust Borrower.

IN WITNESS WHEREOF, I have hereunto set my hand as of _______________[Date].

By:
Name:
Title:

Liberty Street - EXHIBIT E

FORM OF FR U-1

[attached]

Liberty Street - EXHIBIT F

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Amended and Restated Credit Agreement, dated as of December ___, 2024, by and between Investment Managers Series Trust, a Delaware statutory trust and UMB Bank, n.a., a national banking association (the “Bank”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The undersigned, an authorized representative of each Borrower, hereby certifies with respect to such Borrower that (a) this Certificate is being delivered pursuant to Section 6.1 of the Credit Agreement, and (b) as of [fill in the appropriate date]:

The Adjusted Asset Coverage of each Borrower is set forth on Schedule A attached hereto, reasonably detailed calculations of which appear on Schedule B attached hereto.

Senior Debt of each Borrower does not exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of such Borrower under its Fundamental Policies[, except as follows: ________________].

Senior Debt of each Borrower does not exceed the maximum amount of Senior Debt that would be permitted to be incurred by or for the account of such Borrower on the date hereof under the ICA or other applicable law[, except as follows: ________________].

No Borrower has exposure to any Investment other than, with respect to such Borrower, Permitted Investments[, except as follows: ________________].

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, I have hereunto set my hand as of _____________[Date].

Name:
Title:

SCHEDULE A

Adjusted
Borrower	Asset Coverage	Net Asset Value

Investment Managers Series Trust, acting on behalf of and for the account of Robinson Tax Advantaged Income Fund	______:1.00	$_________

Investment Managers Series Trust, acting on behalf of and for the account of Robinson Opportunistic Income Fund	______:1.00	$_________

Investment Managers Series Trust, acting on behalf of and for the account of Bramshill Multi-Strategy Income Fund	______:1.00	$_________

SCHEDULE B
Detailed Calculations

Name of Borrower:

A.	The “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower	$	______

B.	“All liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower	$	______

C.	All Liabilities represented by Senior Securities	$	______

D.	Ordinary Liabilities (B – C)	$	______

E.	Total Net Assets (A – D)	$	______

F.	Value of all commercial tort claims, cooperative interests, goods, letter of credit rights and letters of credit held by the Borrower	$	______

G.	All property other than Investments (“Investments” generally defined as cash and investments in, or exposure to, currencies, commodities, loans, securities and Financial Contracts)	$	______

H.	All deferred organization and offering expenses	$	______

I.	All Investments that are (i) in default (except to the extent that the Borrower is required or permitted to attribute a value thereto pursuant to the ICA, the rules thereunder and Applicable Accounting Principles), or (ii) determined to be worthless pursuant to any policy applicable to the Borrower	$	______

J.	Excluded Assets (F+ G+ H+ I)	$	______

K.	The value of all assets (other than Excluded Assets) that are subject to any Lien (other than an Ordinary Course Lien with respect to such Borrower), that are segregated, or that are on deposit to satisfy margin requirements	$	______

L.	All Secured Liability	$	______

M.	All Segregated Liabilities	$	______

N.	The excess, if any, of K – (L + M)	$	______

O.	Adjusted Total Net Assets (E – (J+ N))	$	______

P.	Senior Debt	$	______

Q.	Financial Contract Liabilities	$	______

R.	Adjusted Senior Debt (P + Q + L + M)	$	______

S.	Adjusted Asset Coverage (O:R)		______

Liberty Street - EXHIBIT G

FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

Amended and Restated Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of December ___, 2024, by and among (a) Investment Managers Series Trust, a Delaware statutory trust (the “Trust”) acting on behalf of (i) Robinson Tax Advantaged Income Fund (the “Robinson Tax Advantaged Income Fund”), a series of the Trust (the Trust acting on behalf of and for the account of the Robinson Tax Advantaged Income Fund is hereinafter referred to as the “Robinson Tax Advantaged Income Fund Borrower”; (ii) Robinson Opportunistic Income Fund (the “Robinson Opportunistic Income Fund”), a series of the Trust (the Trust acting on behalf of and for the account of the Robinson Opportunistic Income Fund is hereinafter referred to as the “Robinson Opportunistic Income Fund Borrower”); and (iii) Bramshill Multi-Strategy Income Fund (the “Bramshill Multi-Strategy Income Fund”), a series of the Trust (the Trust acting on behalf of and for the account of the Bramshill Multi-Strategy Income Fund is hereinafter referred to as the “Bramshill Multi-Strategy Income Fund Borrower”); the Robinson Tax Advantaged Income Fund Borrower, the Robinson Opportunistic Income Fund Borrower and the Bramshill Multi-Strategy Income Fund Borrower are collectively referred to herein as the “Borrowers” and each individually, a “Borrower”); and (b) UMB Bank, n.a., a national banking association (the “Bank”).

RECITALS

I.       The Trust, acting on behalf of Robinson Tax Advantaged Income Fund, Robinson Opportunistic Income Fund, Bramshill Multi-Strategy Income Fund (f/k/a Braddock Multi-Strategy Income Fund), and the Bank are parties to that certain Security Agreement dated December 27, 2018 (the “Existing Security Agreement”).

II.       Reference is made to the Amended and Restated Credit Agreement, dated as of the date hereof, among the Borrowers and the Bank (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

III.       It is a condition precedent to the making of all Loans and all other extensions of credit under the Credit Agreement that the Borrowers shall have executed and delivered this Security Agreement.

Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

Section 1. Defined Terms

(a)       Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

(b)       When used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

“Collateral” has the meaning set forth in Section 2.

“Custody Account” means, with respect to a Borrower, collectively, each Commodity Account, Deposit Account and Securities Account that such Borrower maintains at any time and from time to time with the Bank.

“Custody Assets” means, as of any time, with respect to a Borrower all of the Accounts, cash, cash equivalents, Chattel Paper, Deposit Accounts, Documents, Financial Assets, Financial Contracts, General Intangibles, Instruments, Investment Property, Money, Supporting Obligations in respect of the foregoing and Proceeds of all of the foregoing, in each case that, at such time, are in or credited to the Custody Account of such Borrower.

“Excluded Collateral” means, with respect to any Borrower, any contract or agreement constituting a General Intangible or a Promissory Note, but only to the extent that the granting of a Security Interest therein by such Borrower would violate any applicable law or any enforceable provision of such contract or agreement, provided that to the extent the Security Interest herein granted at any time hereafter shall no longer violate any applicable law, and/or immediately upon such provision no longer being enforceable, as the case may be, such contract or agreement, as the case may be shall automatically and without any further action cease to be “Excluded Collateral”, and such Borrower shall be deemed to have granted automatically and without any further action a Security Interest therein subject hereto as if such law had never existed or such provision had never been enforceable, as the case may be.

“MOUCC” means the UCC as in effect in the State of Missouri on the date of this Security Agreement.

“Obligations” means, with respect to a Borrower as of any date, all of the obligations and liabilities of such Borrower to the Bank or any Related Party under the Loan Documents and each Secured Financial Contract, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

“Permitted Charge” means, with respect to any property of a Borrower, a Permitted Lien on such property to the extent that its priority over the Security Interest created hereby would not (a) cause a breach of any representation or warranty of such Borrower in Section 3(c), or (b) violate any covenant of such Borrower in Section 4(h).

“Secured Financial Contract” means, with respect to a Borrower, a Financial Contract entered into by such Borrower with the Bank or any Related Party thereof.

“UCC” means, with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

(c)       Except as may otherwise be expressly provided herein, when used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the MOUCC: “Account”, “Adverse Claim”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Commodity Intermediary”, “Deposit Account”, “Document”, “Entitlement Order”, “Financial Asset”, “General Intangible”, “Instrument”, “Investment Property”, “Money”, “Proceeds”, “Promissory Note”, “Records”, “Secured Party”, “Securities Account”, “Security Interest” and “Supporting Obligation” as the same may be modified by the provisions hereof.

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Section 2. Grant of Security Interest

To secure the prompt and complete payment, observance and performance of the Obligations, each Borrower, solely as to itself and not as to any other Borrower, hereby grants to the Bank a Security Interest in and to all of such Borrower’s right, title and interest in and to the following (with respect to the items listed in clauses (ii) and (iii) below, only to the extent such items would not constitute Excluded Collateral):

(i)       the Custody Account and the Custody Assets,

(ii)       all Accounts, cash, cash equivalents, Chattel Paper, Deposit Accounts, Financial Assets, Financial Contracts, General Intangibles, Instruments, Investment Property, and Money,

(iii)       all Supporting Obligations in respect of all of the foregoing, and

(iv)       all Records in respect of all of the foregoing,

in each case, whether now owned or existing or hereafter arising or acquired, together with all of the Proceeds (which shall include all dividends, distributions, accessions and income on and in respect of all of the foregoing and all other rights and benefits in respect thereof) of all of the foregoing (collectively, with respect to such Borrower, the “Collateral”).

Section 3. Borrower Rights

The Bank agrees, in its capacity as the secured party hereunder, with each Borrower that such Borrower or its agent (including any investment manager or adviser) shall have the right, so long as no Event of Default has occurred and is continuing, and, with respect to the Custody Account and the Custody Assets, in all cases in compliance with the terms of the Custody Agreement, to remove, dispose of and withdraw Collateral from the Custody Account or any other Deposit Account, and sell, transfer or otherwise dispose of any Collateral, in each case throughout the term of this Agreement, and the Bank agrees, in its capacity as the secured party, with such Borrower that the Bank shall not give instructions with respect to any of the Collateral (including, without limitation, instructions to the Custodian or any Entitlement Orders) or withhold any withdrawal rights from such Borrower unless an Event of Default has occurred and is continuing.

Section 4. Representations and Warranties

Each Borrower hereby represents and warrants to the Bank as follows:

(a)       As of the date hereof, the Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware, and the Robinson Tax Advantaged Income Fund, Robinson Opportunistic Income Fund and Bramshill Multi-Strategy Income Fund, as the case may be, is a series of the Trust.

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(b)       Except as otherwise expressly permitted under this Security Agreement, since such Borrower’s formation, there has been no change in (i) its legal name or structure, or (ii) its jurisdiction of formation.

(c)       (i) The Existing Security Agreement created an enforceable Security Interest in the Collateral of such Borrower in favor of the Bank and this Security Agreement does not interrupt, suspend the continuity of, satisfy, discharge any prior duties, novate, or terminate the Liens and/or security interests created by the Existing Security Agreement, (ii) there are no Liens upon such Collateral other than Permitted Liens, and (iii)(1) with respect to such Collateral constituting the Custody Account and the Custody Assets, so long as the Custody Account is maintained with the Bank, the Bank has a perfected Security Interest in such Collateral, which Security Interest is, other than with respect to the Liens on such Borrower’s assets permitted by Section 7.2(e) of the Credit Agreement, prior to all other Liens, and (2) with respect to all other Collateral of such Borrower in which a Security Interest may be perfected by filing a financing statement, the filing of the financing statements attached as Annex A hereto, the Bank has a perfected Security Interest in such Collateral, which Security Interest is prior to all Liens other than the Liens on such Borrower’s assets permitted by Section 7.2(f) of the Credit Agreement.

Section 5. Covenants

Each Borrower hereby covenants with the Bank as follows:

(a)       Such Borrower shall not effect or permit any change in its legal name, its form of organization or its jurisdiction of organization, in each case unless it shall provide the Bank with prior written notice thereof and UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Bank, shall have been filed at the expense of such Borrower in all filing offices designated by the Bank.

(b)       Such Borrower shall, at its own expense, promptly authorize, execute and deliver, as applicable, all certificates, instruments, endorsements, financing and continuation statements and amendments thereto, notices, agreements (including control agreements), and other documents, and take all further action, that the Bank may reasonably request from time to time in order to perfect and protect the Security Interest granted by such Borrower hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to the Collateral of such Borrower. If any assets are acquired by such Borrower after the date hereof which are of the type described in Section 2 hereof (other than assets constituting such Borrower’s Collateral that become subject to the Lien of the Security Agreement upon acquisition thereof and other than assets upon which the Bank has a first perfected Lien), such Borrower will notify the Bank thereof, and, if requested by the Bank, such Borrower will cause such assets to be subjected to a Lien securing the Obligations of such Borrower and will take such actions as shall be necessary or reasonably requested by the Bank to grant and perfect such Liens, all at the expense of the Borrower.

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(c)       To the fullest extent not prohibited by applicable law or any agreement to which it is a party or by which it is bound, such Borrower at its own expense shall furnish to the Bank such information, reports, statements and schedules with respect to the Collateral of such Borrower as the Bank may reasonably request from time to time.

(d)       Such Borrower at its own expense shall defend the Collateral of such Borrower against all claims of any kind or nature (other than Permitted Charges with respect to such Borrower) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Bank.

(e)       Except as otherwise required by applicable law or expressly provided in the Loan Agreement or the applicable Custody Agreement, such Borrower agrees that, with respect to the Collateral of such Borrower, neither the Bank nor such Borrower’s Custodian has any obligation to preserve rights against prior or third parties.

(f)       The only duty of the Bank, in its capacity as the lender to the applicable Borrower, but not in its capacity as Custodian, with respect to such Borrower’s Collateral delivered to it shall be to use reasonable care in the custody and preservation of such Collateral, and such Borrower agrees that if the Bank accords such Collateral substantially the same kind of care as it accords its own property or delivers such Collateral over to such Borrower’s Custodian, such care shall presumptively be deemed reasonable.

(g)       Anything herein to the contrary notwithstanding, (i) such Borrower shall remain liable under the contracts and agreements included in its Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Bank of any of its rights hereunder shall not release such Borrower from any of its duties or obligations under any Loan Documents, (iii) the Bank shall not have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Security Agreement, nor shall the Bank be obligated to perform any of the obligations or duties of such Borrower hereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by such Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder and (iv) the Bank shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of such Collateral.

(h)       Such Borrower agrees that it shall (i) at all times (1) with respect to the Collateral of such Borrower constituting the Custody Account and the Custody Assets, cause the Bank to have a perfected Security Interest in such Collateral, which Security Interest shall be, other than with respect to the Liens on the assets of such Borrower permitted by Section 7.2(e) of the Credit Agreement, prior to all other Liens, and (2) with respect to all other Collateral of such Borrower in which a Security Interest may be perfected by filing a financing statement, cause the Bank to have a perfected Security Interest in such Collateral, which Security Interest shall be prior to all Liens other than the Liens on the property of such Borrower permitted by Section 7.2(f) of the Credit Agreement, and (ii) not cause or permit any of such Collateral (1) to be subject to any Lien other than Permitted Liens, or (2) to be subject to any Lien (other than Permitted Charges) that has any priority over the Security Interest granted hereby.

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Section 6. Voting and Distributions

(a)       With respect to each Borrower, unless and until an Event of Default with respect to such Borrower shall have occurred and be continuing and the Bank shall have delivered to such Borrower a written notice of its intention to exercise the voting and/or other consensual rights and powers referred to in this Section 6 (a “Collateral Notice”):

(i)       Such Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Collateral owned or held by it or on its behalf, or any part thereof, for any purpose consistent with the terms of this Security Agreement and the other Loan Documents;

(ii)       The Bank shall execute and deliver to such Borrower, or cause to be executed and delivered to such Borrower, all such proxies, powers of attorney and other instruments as such Borrower may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 6(a)(i) and to receive the cash payments it is entitled to receive pursuant to Section 6(a)(iii).

(iii)       Subject to the Security Interest created hereby and the terms and conditions of the Loan Documents, such Borrower shall be entitled to receive, retain and use any and all dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral owned or held by it or on its behalf.

(b)       With respect to each Borrower, upon receipt by such Borrower of a Collateral Notice upon the occurrence of, or at any time during the continuance of, an Event of Default with respect to such Borrower:

(i)       To the extent not prohibited by applicable law, all rights of such Borrower to receive and retain dividends, distributions, interest and principal paid on, and Proceeds of, its Collateral that it is authorized to receive pursuant to Section 6(a)(iii) shall cease, and all such rights shall thereupon become vested in the Bank, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest, principal and Proceeds, as applicable. All dividends, distributions, interest, principal and Proceeds received by or on behalf of such Borrower contrary to the provisions of this Section shall be held in trust for the benefit of the Bank, shall be segregated from other property or funds of such Borrower and shall be forthwith delivered to the Bank or such Borrower’s Custodian upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Bank pursuant to the provisions of this subsection (i) shall be retained by the Bank in an account to be established in the name of the Bank upon receipt of such money or other property. Subject to the provisions of this subsection (i), such account shall at all times be under the sole dominion and control of the Bank, and the Bank shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto, provided that such funds or other property shall not be withdrawn or applied for any purpose other than toward the payment of such Borrower’s Obligations.

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(ii)       To the extent not prohibited under applicable law, all rights of such Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 6(a)(i), and the obligations of the Bank under Section 6(a)(ii), shall cease, and all such rights shall thereupon become vested in the Bank, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Bank shall have the right from time to time to permit such Borrower to exercise such rights.

Section 7. Remedies

(a)       With respect to a Borrower, upon the occurrence and during the continuation of an Event of Default with respect to such Borrower, the Bank may:

(i)       exercise any and all rights and remedies with respect to such Borrower and its Collateral (x) granted to a Secured Party by the MOUCC or otherwise allowed at law, and/or (y) otherwise provided by this Security Agreement, and

(ii)       dispose of such Borrower’s Collateral as it may choose, so long as every aspect of the disposition, including the method, manner, time, place and terms thereof, is commercially reasonable, and such Borrower agrees that, without limitation, the following are each commercially reasonable: (x) if the Bank is required by law to give any notice of disposition of such Collateral, the Bank shall not in any event be required to give more than ten (10) Business Days’ prior notice to such Borrower of any such disposition, (y) any place within the City of Kansas City, Missouri may be designated by the Bank for disposition, and (z) the Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)       To the extent permitted by law, such Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Security Agreement.

(c)       In view of the position of each applicable Borrower in relation to the Collateral of such Borrower, or because of other current or future circumstances, a question may arise under the Securities Act or any similar applicable law of any other Governmental Authority analogous in purpose or effect (such Act and any such similar law as from time to time in effect being called the “Securities Laws”) with respect to any disposition of such Collateral permitted hereunder. Such Borrower understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Bank if the Bank were to attempt to dispose of all or any part of such Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any such Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Bank in any attempt to dispose of all or part of such Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Such Borrower recognizes that in light of such restrictions and limitations the Bank may, with respect to any sale of such Collateral to which such restrictions or limitations may (in the reasonable judgment of the Bank) apply, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Such Borrower acknowledges and agrees that in light of such restrictions and limitations, the Bank, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral, or any part thereof, shall have been filed under the Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. Such Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Bank shall incur no responsibility or liability for selling all or any part of such Collateral at a price that the Bank may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Bank sells any such Collateral.

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Section 8. Notices

(a)       All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the appropriate party hereto at the address therefor set forth in the Credit Agreement.

(b)       All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the date of receipt.

Section 9. Waivers; Amendments

Subject to the terms of the Credit Agreement, neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Bank.

Section 10. Successors and Assigns

Subject to the terms of the Credit Agreement, the provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Bank (and any attempted assignment or transfer by any such Borrower without such consent shall be null and void). Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Bank and the Related Parties thereof) any legal or equitable right, remedy or claim.

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Section 11. Counterparts; Integration

This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 12. Severability

In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 13. Governing Law

This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri.

Section 14. WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15. Headings

Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

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Section 16. Relationship to Credit Agreement

This Security Agreement is the “Security Agreement” under, and as such term is defined in, the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof applicable hereto.

Section 17. Release of Collateral

(a)       With respect to each Borrower, upon the request of such Borrower following the later to occur of (i) the Borrower Commitment Termination Date with respect to such Borrower, and (ii) the payment in full of, and the performance by such Borrower of, all of its Obligations and its other liabilities under the Loan Documents outstanding at the time of such payment (other than contingent indemnification obligations for which no claims have been made), the Bank shall (x) return or cause to be returned to such Borrower all such Borrower’s Collateral which shall remain in the possession of the Bank at such time, and (y) at the sole cost and expense of such Borrower deliver to such Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to such Borrower’s Custodian, in each case as such Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest in such Borrower’s property created by this Security Agreement.

(b)       With respect to each Borrower, in the event that such Borrower shall sell, transfer or otherwise dispose of all or any portion of its Collateral (each a “Transfer”), then provided that immediately before and after giving effect thereto no Default with respect to such Borrower shall or would exist, (i) the Bank’s Security Interest created hereby in the Collateral subject to such Transfer shall automatically be released (provided that such Security Interest shall attach to the Proceeds of such Transfer), and (ii) promptly after the request by such Borrower, the Bank shall, at the sole cost and expense of such Borrower deliver to such Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to such Borrower’s Custodian, in each case as such Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest in the Collateral subject to such Transfer.

Section 18. Liability

This Security Agreement is subject to Section 1.4 of the Credit Agreement.

Section 19. Amendment and Restatement

This Agreement amends and restates, in its entirety, the Existing Security Agreement and the parties hereto agree and acknowledge that this Agreement is not intended to constitute, nor does it constitute, an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation, or termination of the Liens, security interests, indebtedness, loans, liabilities, expenses, or obligations under the Existing Security Agreement or any of the other Loan Documents.

[the remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, each party hereto has caused this Security Agreement to be executed by its duly authorized representative as of the day and year first above written.

Investment Managers Series Trust,
on behalf of and for the account of,
Robinson Tax Advantaged Income Fund,
Robinson Opportunistic Income Fund and
Bramshill Multi-Strategy Income Fund

By:
Name:
Title:

[Signature Page to Amended and Restated Security Agreement]

UMB Bank, n.a.

By:
Name:
Title:

[Signature Page to Amended and Restated Security Agreement]

ANNEX TO AMENDED AND RESTATED SECURITY AGREEMENT

[Attach Financing Statement(s)]

Liberty Street - EXHIBIT H

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT NO. ___, dated as of _____________ (this “Joinder Agreement”), between Investment Managers Series Trust, a Delaware statutory trust (“IMST”) and UMB Bank, n.a., a national banking association (the “Bank”).

RECITALS

A.       Reference is made to the Amended and Restated Credit Agreement, dated as of December ___, 2024, between IMST and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.       Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.       Request. Pursuant to Section 2.8(a) of the Credit Agreement, the Borrowers hereby request that each Series of a Company listed on Annex A hereto (each a “New Fund”) be added as a “Fund” for all purposes of the Loan Documents.

2.       Joinder; Reaffirmation.

(a)       Each party hereto hereby agrees that on and as of the Joinder Effective Date (as defined below) (i) each New Fund shall be deemed to be a “Fund” for all purposes of the Loan Documents, (ii) Schedule 1 to the Credit Agreement shall be automatically amended and restated in the form of Schedule 1 to this Joinder Agreement, and (iii) this Joinder Agreement shall be and become a “Loan Document”.

(b)       As of the Joinder Effective Date, each Borrower that is comprised of a New Fund (each a “New Borrower”) hereby represents and warrants, to the extent applicable, that each of the representations and warranties contained in Article 4 of the Credit Agreement with respect to such New Borrower are true and correct in all respects on and as of the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date (unless any such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date).

(c)       Each New Borrower hereby acknowledges that it has received a copy of each Loan Document.

3. Effectiveness. This Joinder Agreement shall become effective upon the first date that this Joinder Agreement shall have been executed and delivered by or on behalf of each existing Borrower, the Bank, and the Related Company of each New Fund, acting on behalf of and for the account of such New Fund (the “Joinder Effective Date”).

4. Binding Effect; Several Agreement. All covenants, promises and agreements by or on behalf of any party hereto that are contained in this Joinder Agreement shall bind and inure to the benefit of each other party hereto and their respective successors and assigns.

5. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MISSOURI, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

6. Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Joinder Agreement by facsimile transmission or electronic transmission in “portable document format” shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

7. Headings. Section headings used herein are for convenience of reference only, are not part of this Joinder Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Joinder Agreement; provided, however the initial paragraph and the recitals herein shall be deemed part of this Joinder Agreement for all purposes.

[the remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed as of the date first above written.

Investment Managers Series Trust, acting on behalf of and for the account of each Related Fund thereof

By:
Name:
Title:

UMB Bank, n.a.

By:
Name:
Title:

Annex A

List of New Funds

Schedule 1

List of Companies, Funds and Custodians

to

Liberty Street Credit Agreement

Dated [____]

Company	Related Fund	Custodian
Investment Managers Series Trust	Robinson Tax Advantaged Income Fund	UMB Bank, n.a.
Investment Managers Series Trust	Robinson Opportunistic Income Fund	UMB Bank, n.a.
Investment Managers Series Trust	Bramshill Multi-Strategy Income Fund	UMB Bank, n.a.

Liberty Street - EXHIBIT I

FORM OF REMOVAL NOTICE

UMB Bank, n.a.

Attn: Aaron Rickley

1010 Grand Blvd

Kansas City, Missouri 64106

Reference is made to the Amended and Restated Credit Agreement, dated as of December ___, 2024, between Investment Managers Series Trust, a Delaware statutory trust (“IMST”) (IMST on behalf of and for the account of each series being hereinafter referred to as a “Borrower”) and UMB Bank, n.a., a national banking association (the “Bank”) (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

The Borrowers hereby notify you as follows:

1.       Pursuant to Section 2.8(b) of the Credit Agreement, the Borrowers have elected to remove each of the following Funds as a “Fund” under the Credit Agreement (each an “Exiting Fund”):

[List of Funds]

2.       This is a Removal Notice.

3.       The Removal Date with respect to this Removal Notice is: [Date]1.

4.       Schedule 1 hereto sets forth a list of each Fund (other than the Exiting Funds).

[the remainder of this page has been intentionally left blank]

[1]	This date may not be less than three (3) Business Days from the date of receipt hereof by the Bank

IN EVIDENCE of the foregoing, the undersigned have caused this Removal Notice to be duly executed on their behalf.

Investment Managers Series Trust, acting on behalf of and for the account of each Related Fund thereof

By:
Name:
Title:

Schedule 1 to Removal Notice

List of Companies, Funds and Custodians

to

Liberty Street Credit Agreement

Dated [____]

Company	Related Fund	Custodian
Investment Managers Series Trust	Robinson Tax Advantaged Income Fund	UMB Bank, n.a.
Investment Managers Series Trust	Robinson Opportunistic Income Fund	UMB Bank, n.a.
Investment Managers Series Trust	Braddock Multi-Strategy Income Fund	UMB Bank, n.a.